As filed with the Securities and Exchange Commission on March 19, 1998

                                                               File No. 811-9130




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                 Amendment No.11




                             SCHRODER CAPITAL FUNDS
             (Exact Name of Registrant as Specified in its Charter)

                   Two Portland Square, Portland, Maine 04101
                     (Address of Principal Executive Office)

        Registrant's Telephone Number, including Area Code: 207-879-1900




                           Catherine S. Wooledge, Esq.
                         Forum Financial Services, Inc.
                   Two Portland Square, Portland, Maine 04101
                     (Name and Address of Agent for Service)

                                   Copies to:
                            Timothy W. Diggins, Esq.
                                  Ropes & Gray
                 One International Place, Boston, MA 02110-2624

                               Alexandra Poe, Esq.
                 Schroder Capital Management International Inc.
                         787 Seventh Avenue, 34th Floor
                            New York, New York 10019





This Registration Statement becomes effective immediately pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.

No securities are being registered under the Securities Act of 1933.

                                     PART A
                         (PRIVATE PLACEMENT MEMORANDUM)

                             SCHRODER CAPITAL FUNDS
                                    --------

                      SCHRODER ASIAN GROWTH FUND PORTFOLIO

                            SCHRODER JAPAN PORTFOLIO

                                 MARCH 18, 1998

                                  INTRODUCTION

Schroder Capital Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Trust is authorized to offer beneficial interests ("Interests") in separate series, each with a distinct investment objective and investment policies. The Trust currently offers eight portfolios: International Equity Fund, Schroder Asian Growth Fund Portfolio, Schroder EM Core Portfolio, Schroder Emerging Markets Portfolio Institutional Portfolio, Schroder Global Growth Portfolio, Schroder International Smaller Companies Portfolio, Schroder Japan Portfolio, and Schroder U.S. Smaller Companies Portfolio. Additional portfolios may be added in the future. This Part A relates to Schroder Asian Growth Fund Portfolio and Schroder Japan Portfolio (each, a "Portfolio" and collectively, the "Portfolios"). Schroder Capital Management International Inc. ("SCMI") is each Portfolio's investment adviser. Each Portfolio is "non-diversified" as that term is defined under the 1940 Act.

Interests are offered on a no-load basis exclusively to various qualified investors (including other investment companies) as described under "General Description of Registrant". Interests of the Trust are not offered publicly and, accordingly, are not registered under the Securities Act of 1933 (the "1933 Act").

                        GENERAL DESCRIPTION OF REGISTRANT

The Trust was organized as a business trust under the law of the State of Delaware on September 7, 1995 under a Trust Instrument dated September 6, 1995. The Trust has an unlimited number of authorized Interests. The assets of each Portfolio, and of any other portfolios now existing or created in the future, belong only to the Portfolio or those other portfolios, as the case may be. The assets belonging to a portfolio are charged with the liabilities of and all expenses, costs, charges and reserves attributable to that portfolio.

It is expected that each Portfolio will receive all of its initial assets in-kind in connection with the tax-free reorganization and conversion of Schroder Asian Growth Fund, Inc. from a closed-end investment company to an open-end investment company on March 20, 1998.

Interests in each Portfolio are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may be made only by certain qualified investors (generally excluding S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships).
Investors may be organized within or outside the U.S. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

THE TRUST'S SECURITIES DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. INTERESTS MAY NOT BE TRANSFERRED

OR RESOLD EXCEPT AS PERMITTED UNDER: (1) THE TERMS OF THE TRUST'S TRUST INSTRUMENT, AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

TABLE OF CONTENTS

                                                                    Page
                                                                    ----
Introduction                                                         1
General Description of Registrant                                    1
Investment Objectives and Policies                                   2
Investment Restrictions                                              7
Management of the Trust                                              7
Capital Stock and Other Securities                                   9
Purchase of Securities                                               9
Redemption or Repurchase                                             11
Pending Legal Proceedings                                            11

                       INVESTMENT OBJECTIVES AND POLICIES

Each Portfolio has a different investment objective that it pursues through the investment policies described below.

Because of the differences in objectives and policies between the Portfolios, each Portfolio will achieve different investment returns and will be subject to varying degrees of market and financial risk. There is no assurance that either Portfolio will achieve its objective. Neither Portfolio is intended to be a complete investment program.

Each Portfolio is intended for investors who seek the aggressive growth potential of foreign markets and are willing to bear the special investment risks of investing in those markets. Investments in the securities of foreign issuers generally involve risks in addition to the risks associated with investments in the securities of U.S. issuers. Neither Portfolio is intended for investors whose objective is assured income or preservation of capital.

A Portfolio's investment objective may not be changed without interestholder approval. The investment policies of each Portfolio may, unless otherwise specifically stated, be changed by the Trust's Board of Trustees without a vote of the interestholders.

SCHRODER ASIAN GROWTH FUND PORTFOLIO

The Portfolio's investment objective is to seek long-term capital appreciation. It seeks to achieve its investment objective through investment primarily in equity securities of Asian companies. "Asian companies" are: (1) companies that are organized under the laws of China, Hong Kong SAR, India, Indonesia, Korea, Malaysia, Pakistan, the Philippines, Singapore, Sri Lanka, Taiwan, or Thailand, or any other countries in the Asian region located south of the border of the former Soviet Union, east of the borders of Afghanistan and Iran, north of the Australian sub-continent, and west of the International Date Line and that, in the future, permit foreign investors to participate in their stock markets (collectively, the "Asian countries," and each, an "Asian country"); and (2) companies, wherever organized, that are determined by SCMI at the time of investment, either: (a) to derive at least 75% of their revenues from goods produced or sold, investments made, or services performed in Asian countries; or
(b) to maintain at least 75% of their assets in Asian countries.

Under normal market conditions, the Portfolio will be invested in companies located in at lest five Asian countries. Under normal market conditions, the Portfolio invests at least 65% of its total assets in equity securities of Asian companies.

Equity securities in which the Portfolio may invest include common stocks, preferred stocks, convertible preferred stocks, convertible debt securities, and stock rights and warrants to purchase any of the foregoing, as well as equity interest in trusts, partnerships, joint ventures, or similar enterprises, and American or Global Depositary Receipts and other similar instruments providing for indirect investment in securities of foreign issuers. Under certain circumstances, the Portfolio may invest indirectly in equity securities by investing in other investment companies or similar pooled vehicles. See "Other Investment Practices and Risk Considerations --Investments in Other Investment Companies or Vehicles".

The Portfolio may also invest up to 10% of its total assets in debt securities of governments or governmental agencies of Asian countries or of Asian companies. It may also invest in debt securities of certain international organizations. Debt securities in which the Portfolio invests may be unrated or may be rated below investment grade, which entail special risks. See "Other Investment Practices and Risk Considerations -- Debt Securities."

All percentage limitations on investments apply at the time of investment and will not be considered violated unless an excess or a deficiency occurs or exists immediately after and as a result of the investment, except that the policies stated with regard to borrowing and liquidity will be observed at all times.

For temporary defensive purposes or in anticipation of redemptions, each Portfolio may invest without limit in ( or enter into repurchase agreements maturing in seven days or less with U.S. banks and broker-dealers with respect
to) U.S. Government securities and other high-quality debt instruments. The Portfolios also may hold cash and time deposits in U.S. banks.

See the SAI for additional information concerning the investment policies and restrictions of the Portfolios. The investment policies of the Portfolio may, unless otherwise specifically stated, be changed by the Trustees of the Trust without a shareholder vote.

SCHRODER JAPAN PORTFOLIO

The Portfolio's investment objective is to seek long-term capital appreciation. It seeks to achieve its investment objective through investment substantially in Japanese companies. "Japanese companies" are: (1) companies that are organized under the laws of Japan; and (2) companies, wherever organized, that are determined by SCMI at the time of investment, either: (a) to derive at least 75% of their revenues from goods produced or sold, investments made, or services performed in Japan; or (b) to maintain at least 75% of their assets in Japan.

Under normal market conditions the Portfolio invests at least 65% of its total assets in equity securities of Japanese companies.

Equity securities in which the Portfolio may invest include common stocks, preferred stocks, convertible preferred stocks, convertible debt securities, and stock rights and warrants to purchase any of the foregoing, as well as equity interests in trusts, partnerships, joint ventures, or similar enterprises, and American or Global Depositary Receipts and other similar instruments providing for indirect investment in securities of foreign issuers. Under certain circumstances, the Portfolio may invest indirectly in equity securities by investing in other investment companies or similar pooled vehicles. See "Other Investment Practices and Risk Considerations --Investments in Other Investment Companies or Vehicles".

The Portfolio may also invest up to 10% of its total assets in debt securities of the Japanese government or of Japanese governmental agencies or of Japanese companies. Debt securities in which the Portfolio invests may be unrated or may be rated below investment grade, which entail special risks. See "Other Investment Practices and Risk Considerations -- Debt Securities."

See the SAI for additional information concerning the investment policies and restrictions of the Portfolio and Portfolios. The investment policies of the Portfolio may, unless otherwise specifically stated, be charged by the Trustees of the Trust without a shareholder vote.

For temporary defensive purposes or in anticipation of redemptions, each Portfolio may invest without limit in ( or enter into repurchase agreements maturing in seven days or less with U.S. banks and broker-dealers with respect
to)

U.S.  Government  securities  and  other  high-quality  debt  instruments.   The
Portfolios also may hold cash and time deposits in U.S. banks.

All percentage limitations on investments apply at the time of investment and will not be considered violated unless an excess or a deficiency occurs or exists immediately after and as a result of the investment, except that the policies stated with regard to borrowing and liquidity will be observed at all times.

OTHER INVESTMENT PRACTICES AND RISK CONSIDERATIONS

The Portfolios may also engage in the following investment practices, each of which involves certain risks. Part B of this Private Placement Memorandum contains more detailed information about these practices (some of which may be considered "derivative" investments), including limitations designed to reduce these risks.

FOREIGN SECURITIES. Investments in foreign securities entail certain risks. Since foreign securities are normally denominated and traded in foreign currencies, the values of a Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, foreign withholding taxes and restrictions or prohibitions on the repatriation of foreign currencies. There may be less information publicly available about a foreign issuer than about a U.S. issuer, and foreign issuers are not generally subject to accounting, auditing, and financial reporting standards and practices comparable to those in the United States. The securities of some foreign issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Aggregate foreign brokerage commissions and other fees are also generally higher than in the United States. Foreign settlement procedures and trade regulations may involve certain risks (such as delay in payment or in delivery of securities or in the recovery of assets held abroad) and expenses not present in the settlement of domestic investments. The willingness and ability of sovereign issuers to pay principal and interest on government securities depends on various economic factors, including without limitation the issuer's balance of payments, overall debt level, and cash flow considerations related to the availability of tax or other revenues to satisfy the issuer's obligations.

In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, political or financial instability, currency devaluations, and diplomatic developments that could affect the value of the Portfolio's investments in certain foreign countries. Legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the United States or in other foreign countries. In the case of securities issued by a foreign governmental entity, the issuer may in certain circumstances be unable or unwilling to meet its obligations on the securities in accordance with their terms, and the Portfolio may have limited recourse available to it in the event of default. The laws of some foreign countries may limit the Portfolio's ability to invest in securities of issuers located in those countries.

Because Schroder Asian Growth Fund Portfolio's investments will be concentrated in Asian countries, political, economic, market and other factors affecting those countries will likely affect the values of the Portfolio's investments more than if the Portfolio's investments were invested elsewhere or in a greater range of geographic regions. In addition, Schroder Asian Growth Fund Portfolio may invest more than 25% of its total assets in issuers located in any one of the Asian countries hereafter named: China, Hong Kong SAR, India, Indonesia, Korea, Malaysia, Pakistan, the Philippines, Singapore, Sri Lanka, Taiwan, and Thailand. Schroder Japan Portfolio invests most of its assets in Japan. As a result, Japan Portfolio and, to the extent its concentrates its assets in issuers in any one country, Asian Growth Fund Portfolio, will be adversely affected by factors adversely affecting that country, including, among other things, political and economic developments and foreign exchange rate fluctuations as discussed above. As a result of investing substantially in one country, the value of a Portfolio's assets may fluctuate more widely than the value of shares of a comparable portfolio with a lesser degree of geographic concentration.

Most of each Portfolio's assets and income are expected to be denominated in foreign currencies. Currency values are affected by a wide variety of economic forces and events; thus, fluctuations in values can be difficult, if not impossible, to predict. If a Portfolio purchases securities denominated in foreign currencies, a change in the value of any such currency against the U.S. dollar will result in a change in the U.S. dollar value of the Portfolio's assets and the Portfolio's income. Further, if the value of a particular currency declines between the time the Portfolio incurs expenses in U.S. dollars and the time such expenses are paid, the amount of such other currency required to be converted into U.S. dollars in order to pay such expenses will be greater than the amount that would have been needed at the time the expenses were incurred. A Portfolio may buy or sell foreign currencies and options and futures contracts on foreign currencies for hedging purposes in connection with its foreign investments.

Special tax considerations apply to foreign securities. In determining whether to invest in foreign securities, SCMI considers the likely impact of foreign taxes on the net yield available to a Portfolio and its shareholders. Income and/or gains received by the Portfolio from sources within foreign countries may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Any such taxes paid by a Portfolio will reduce the net income available for distribution to shareholders.

EMERGING MARKETS. Schroder Asian Growth Fund Portfolio intends to invest in securities of issuers in Asian emerging market countries and may at times invest a substantial portion of its assets in such securities. The prices of securities of issuers in emerging market countries are subject to greater volatility than those of issuers in more developed countries. Investments in emerging market countries are subject to the same risks applicable to foreign investments generally, although those risks may be increased due to conditions in such countries. For example, the securities markets and legal systems in emerging market countries may only be in a developmental stage and may provide few, or none, of the advantages or protections of markets or legal systems available in more developed countries. Although many of the securities in which the Portfolio may invest are traded on securities exchanges, they may trade in limited volume, and the exchanges may not provide all of the conveniences or protections provided by securities exchanges in more developed markets. The Portfolio may also invest a substantial portion of its assets in securities traded in the over-the-counter markets in Asian countries and not on any exchange, which may affect the liquidity of the investment and expose the Portfolio to the credit risk of its counterparties in trading those investments. Emerging market countries may experience extremely high rates of inflation, which may adversely affect these countries' economies and securities markets.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Changes in currency exchange rates will affect the U.S. dollar values of securities denominated in foreign currencies. Exchange rates between the U.S. dollar and other currencies fluctuate in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation, and other factors, many of which may be difficult (if not impossible) to predict. The Portfolio may engage in foreign currency exchange transactions to protect against uncertainty in the level of future exchange rates. Although the strategy of engaging in foreign currency transactions could reduce the risk of loss due to a decline in the value of the hedged currency, it could also limit the potential gain from an increase in the value of the currency.

In particular, a Portfolio may enter into foreign currency exchange transactions: (1) to protect against a change in exchange ratio that may occur between the date on which the Portfolio contracts to trade a security and the settlement date; (2) to "lock in" the U.S. dollar value of interest and dividends to be paid in a foreign currency ("transaction hedging"); or (3) to hedge against the possibility that a foreign currency in which portfolio securities are denominated or quoted may suffer a decline against the U.S. dollar ("position hedging"). When investing in foreign securities, the Portfolio usually effects currency exchange transactions on a spot (I.E., cash) basis at the spot rate prevailing in the foreign exchange market. A Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

Each Portfolio may also enter into forward currency contracts. A forward currency contract is an obligation to purchase or sell a specific currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties) at a price set at the time of the contract. Forward contracts do not eliminate fluctuations in the underlying prices of securities and expose the Portfolio to the risk that the counterparty is unable to perform.

Neither Portfolio intends to maintain a net exposure to forward contracts if the fulfillment of obligations under such contracts would obligate it to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in the currency. Neither Portfolio will enter into these contracts for speculative purposes and will not enter into non-hedging currency contracts. A Portfolio will generally not enter into a forward contract with a term of greater than one year. Forward contracts are not exchange traded, and there can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a forward contract. Currently, only a limited market, if any, exists for exchange transactions relating to currencies in certain emerging markets or to securities of issuers domiciled or principally engaged in business in certain emerging markets. This may limit the Portfolio's ability to hedge its investments in those markets. These contracts involve a risk of loss if SCMI fails to predict accurately changes in relative currency values, the directions of securities prices or interest rates, and other factors.

From time to time, a Portfolio's currency hedging transactions may call for the delivery of one foreign currency in exchange for another foreign currency and may at times involve currencies in which its portfolio securities are then denominated ("cross hedging"). Cross hedging transactions involve the risk of imperfect correlation between changes in the values of the currencies to which such transactions related and changes in the value of the currency or other asset or liability which was the subject of the hedge.

INVESTMENTS IN SMALLER COMPANIES. Each Portfolio may invest a portion of its assets in securities issued by small companies. Such companies may offer greater opportunities for capital appreciation than larger companies, but investments in such companies may involve certain special risks. Such companies may have limited product lines, markets, or financial resources and may be dependent on a limited management group. While the markets in securities of such companies have grown rapidly in recent years, such securities may trade less frequently and in smaller volume than more widely held securities. The values of these securities may fluctuate more sharply than those of other securities, and a Portfolio may experience some difficulty in establishing or closing out positions in these securities at prevailing market prices. There may be less publicly available information about the issuers of these securities or less market interest in such securities than in the case of larger companies, and it may take a longer period of time for the prices of such securities to reflect the full value of their issuers' underlying earnings potential or assets. Some securities of smaller issuers may be restricted as to resale or may otherwise be highly illiquid. The ability of a Portfolio to dispose of such securities may be greatly limited, and the Portfolio may have to continue to hold such securities during periods when SCMI would otherwise have sold the security.

NON-DIVERSIFICATION. Each Portfolio is "non-diversified" as that term is defined under the 1940 Act. This means that it may invest its assets in a more limited number of issuers than may other investment companies. Under the Internal Revenue Code, an investment company, including a non-diversified investment company, generally may not invest more than 25% of its assets in securities of any one issuer other than U.S. government securities and, with respect to 50% of its total assets, a Portfolio may not invest more than 5% of its total assets in the securities of any one issuer (except U.S. government securities). Thus, each Portfolio may invest up to 25% of its total assets in the securities of each of any two issuers. To the extent the Portfolio invests in securities of a relatively few issuers, the value of its shares will be affected by changes in the values of those securities more than if it had invested in a more diversified portfolio.

DEBT SECURITIES. Each Portfolio may invest up to 10% of its total assets in convertible or non-convertible debt securities. A Portfolio may invest in debt securities issued or guaranteed by Asian governments (including countries, provinces and municipalities) or their agencies and instrumentalities ("governmental entities") or, in the case of Japan Portfolio, debt securities issued or guaranteed by Japanese governmental entities; in the case of Asian Growth Fund Portfolio, debt securities issued or guaranteed by international organizations designated or supported by multiple foreign governmental entities (which are not obligations of foreign governments) to promote economic reconstruction or development; and debt securities issued by Asian companies (as, in the case of Japan Portfolio, Japanese companies).

Each Portfolio may invest in lower-quality, high-yielding debt securities that may be rated below investment grade and in unrated debt securities determined by SCMI to be of comparable quality. Lower-rated debt securities (commonly called "junk bonds") are considered to be of poor standing and predominantly speculative. Securities in the lowest rating categories may have extremely poor prospects of attaining any real investment standing, and some of those securities in which the Portfolio may invest may be in default. The rating services' descriptions of securities in the various rating categories, including speculative characteristics, are set forth in Part B of this Private Placement Memorandum.

The values of lower-rated securities fluctuate in response to changes in interest rates like those of other fixed-income securities. In addition, the lower ratings of such securities reflect a greater possibility that adverse changes in the financial condition of the issuer, or in general economic conditions, or both, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. Changes by recognized rating services in their ratings of any fixed-income security and in the ability or perceived inability of an issuer to make payments of interest and principal may also affect the value of these investments.

OPTIONS AND FUTURES TRANSACTIONS. Each Portfolio may engage in a variety of transactions including options and futures contracts for hedging against market changes. Although neither Portfolio presently intends to do so, a Portfolio may:
(1) write covered call options on portfolio securities, and the U.S. dollar and foreign currencies without limit; (2) write covered put options on portfolio securities and the U.S. dollar and foreign currencies with the limitation that the aggregate value of the obligations underlying the puts determined as of the date the options are sold will not exceed 50% of the Portfolio's net assets; (3) purchase call and put options in amounts up to 5% of the Portfolio's total assets; and (4)(a) purchase and sell exchange-traded futures contracts on underlying portfolio securities, any foreign currency, U.S. and foreign fixed-income securities and such indices of U.S. or foreign equity or fixed-income securities as may exist or come into being, and (b) purchase and write call and put options on such futures contracts for hedging purposes only, and provided that the Portfolio may not enter into futures contracts or purchase related options, if, immediately thereafter, the amount committed to margin plus the amount paid for premiums for unexpired options on futures contracts generally exceeds 5% of the value of the Portfolio's total assets. All of the foregoing are referred to as "Hedging Instruments".

Each Portfolio may use Hedging Instruments: (1) to protect against declines in the market value of the Portfolio's portfolio securities or stock index futures, and the currencies in which they are denominated; or (2) to establish a position in securities markets as a temporary substitute for purchasing securities. The Portfolio will not use Hedging Instruments for speculation.

Hedging Instruments have certain risks associated with them, including: (1) the possible failure of such instruments as hedging techniques in cases where the price movement of the securities underlying the options or futures does not follow the price movements of the portfolio securities subject to the hedge; (2) potentially unlimited loss associated with futures transactions and the possible lack of liquid secondary market for closing out a futures position; and (3) possible losses resulting from the inability of SCMI to predict the direction of stock prices, interest rates, relative currency values and other economic factors.

In addition, only a limited market, if any, currently exists for hedging transactions relating to currencies in many emerging market countries or to securities of issuers domiciled or principally engaged in business in emerging market countries. This may limit the Portfolio's ability to hedge its investments in such emerging markets.

Each Portfolio generally expects that its options and futures contract transactions will be conducted on recognized exchanges. In certain instances, however, a Portfolio may purchase and sell options in the over-the-counter markets. A Portfolio's ability to terminate options in the over-the-counter markets may be more limited than for exchange-traded options and may also involve the risk that securities dealers participating in such transactions would be unable to meet their obligations to the Portfolio. The Portfolio will, however, engage in over-the-counter transactions only when appropriate exchange-traded transactions are unavailable and when, in the opinion of SCMI, the pricing mechanism and liquidity of the over-the-counter markets are satisfactory and the participants are responsible parties likely to meet their contractual obligations. The Portfolio will treat over-the-counter options

(and, in the case of options sold by the Portfolio, the underlying securities held by the Portfolio) as illiquid investments as required by applicable law.

For more information about any of the options or futures portfolio transactions described above, see "Options and Futures Transactions" in Part B of this Private Placement Memorandum.

SECURITIES LOANS, REPURCHASE AGREEMENTS, AND FORWARD COMMITMENTS. Each Portfolio may lend portfolio securities amounting to not more than one-third of its assets to brokers, dealers and financial institutions meeting specified credit conditions, and may enter into repurchase agreements without limit. These transactions must be fully collateralized at all times but involve some risk to the Portfolio if the other party should default on its obligation and the Portfolio is delayed or prevented from recovering its assets or realizing on the collateral. The Portfolio may also purchase securities for future delivery, which may increase its overall investment exposure and involves a risk of loss if the value of the securities declines prior to the settlement date.

INVESTMENT IN OTHER INVESTMENT COMPANIES. Each Portfolio is permitted to invest in other investment companies or pooled vehicles, including closed-end funds, that are advised by SCMI or its affiliates or by unaffiliated parties. Pursuant to the 1940 Act, a Portfolio may invest in the shares of other investment companies that invest in securities in which the Portfolio is permitted to invest, subject to the limits and conditions required under the 1940 Act or any orders, rules or regulations thereunder. When investing through certain investment companies, a Portfolio may pay a premium above such investment companies' net asset value per share. As a shareholder in an investment company, a Portfolio bears its ratable share of the investment company's expenses, including its advisory and administrative fees. At the same time, the Portfolio would continue to pay its own fees and expenses.

LIQUIDITY. A Portfolio will not invest more than 15% of its net assets in securities determined by SCMI to be illiquid. Certain securities that are restricted as to resale may nonetheless be resold by the Portfolio in accordance with Rule 144A under the Securities Act of 1933, as amended. Such securities may be determined by SCMI to be liquid for purposes of compliance with the limitation on the Portfolio's investment in illiquid securities. There can, however, be no assurance that the Portfolio will be able to sell such securities at any time when SCMI deems it advisable to do so or at prices prevailing for comparable securities that are more widely held.

PORTFOLIO TURNOVER. Each Portfolio may engage in short-term trading, but its portfolio turnover rate is not expected to exceed 100%. High portfolio turnover and short-term trading involve correspondingly greater commission expenses, transaction costs and potentially higher amounts of taxable income. See "Taxation" in Part B of this Private Placement Memorandum.

                             MANAGEMENT OF THE TRUST

TRUSTEES AND OFFICERS. The Board of Trustees of the Trust is responsible for generally overseeing the conduct of the Trust's business. The business and affairs of each Portfolio are managed under the direction of the Board of Trustees. Information regarding the trustees and executive officers of the Trust may be found in Part B.

INVESTMENT ADVISER. Schroder Capital Management International Inc., the investment adviser to each Portfolio, is a wholly owned U.S. subsidiary of Schroders U.S. Holdings Inc., which engages through its subsidiary firms in the investment banking, asset management, and securities businesses. Affiliates of Schroders U.S. Holdings Inc. (or their predecessors) have been investment managers since 1927. SCMI and its United Kingdom affiliate, Schroder Capital Management International, Ltd., have served together as investment manager for approximately $28 billion as of September 30, 1997. Schroders U.S. Holdings Inc. is an indirect, wholly owned U.S. subsidiary of Schroders plc, a publicly owned holding company organized under the laws of England. Schroders plc and its affiliates engage in international merchant banking and investment management businesses, and as of September 30, 1997, had under management assets of over $175 billion. Schroder Advisors is a wholly owned subsidiary of Schroder Capital Management International Inc.

As investment adviser to each Portfolio, SCMI is entitled to monthly advisory fees at the following annual rates (based on the assets of each Portfolio taken separately): SCHRODER ASIAN GROWTH FUND PORTFOLIO -- 0.70% of the Portfolio's average daily net assets; and SCHRODER JAPAN PORTFOLIO -- 0.55% of the Portfolio's average daily net assets.

PORTFOLIO MANAGERS. SCMI's investment decisions for each Portfolio are made by an investment manager or an investment team, with the assistance of an investment committee at SCMI.

Schroder Asian Growth Fund Portfolio's current investment management team includes Louise Croset and Heather F. Crighton. Ms. Croset and Ms. Crighton are primarily responsible for the day-to-day management of the investment portfolio, with the assistance of SCMI's Asian investment management teams. Ms. Croset has managed the Portfolio's assets since inception. She has been a First Vice President of SCMI since 1993, and she became a Director of SCMI in 1996. She served as a Vice President at Wellington Management Co. from 1987 to 1993. Ms. Crighton, who also has managed the Portfolio's assets since inception, is a Vice President of SCMI. Ms. Crighton has been employed by SCMI in the investment research and portfolio management areas since 1992.

Schroder Japan Portfolio's current investment management team includes Ms. Croset and Donald M. Farquharson, a Vice President of the Trust. Ms. Croset and Mr. Farquharson are primarily responsible for the day-to-day management of the investment portfolio, with the assistance of SCMI's Japanese investment management team, and have together managed the Portfolio's assets since inception. Mr. Farquharson is a First Vice President of SCMI. He originally joined SCMI as an equity analyst in 1988, served as the head of SCMI's Japanese Equity Research group in Tokyo from 1993 to 1995, and thereafter has served as a portfolio manager for SCMI.

PORTFOLIO TRANSACTIONS. SCMI places all orders for purchases and sales of the Portfolios' securities. In selecting broker-dealers, SCMI may consider research and brokerage services furnished to it and its affiliates. Schroder & Co. Inc. and Schroder Securities Limited, affiliates of SCMI, may receive brokerage commissions from the Portfolios in accordance with procedures adopted by the Trustees under the 1940 Act which require periodic review of these transactions. Subject to seeking the most favorable price and execution available, SCMI may consider sales of shares of the Funds as a factor in the selection of broker-dealers.

ADMINISTRATIVE SERVICES. The Trust, on behalf of each Portfolio, has entered into an administration agreement with Schroder Advisors, pursuant to which Schroder Advisors is required to provide certain management and administrative services to those Portfolios. The Trust also has entered into a sub-administration agreement with Forum Administrative Services, LLC, Two Portland Square, Portland, Maine 04101 ("FAdS"), pursuant to which FAdS provides certain management and administrative services necessary for the Portfolios' operations. Schroder Advisors and FAdS monthly at the following annual rates (based on the assets of each Portfolio taken separately): SCHRODER ASIAN GROWTH FUND PORTFOLIO -- 0.05% and 0.05%, respectively, of the Portfolio's average daily net assets; and SCHRODER JAPAN FUND -- 0.05% and 0.05%, respectively, of the Portfolio's average daily net assets.

RECORDKEEPER AND PORTFOLIO ACCOUNTANT. Forum Accounting Services, LLC ("Forum Accounting"), Two Portland Square, Portland, Maine 04101, is the Portfolio's recordkeeper (transfer agent) and fund accountant. Forum Accounting is an affiliate of FAdS. From time to time, Forum Accounting voluntarily may agree to waive all or a portion of its fees.

EXPENSES. Each Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees, costs of membership trade associations; fees and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolios. The Portfolio's expenses comprise Trust expenses attributable to a Portfolio, which are allocated to that Portfolio , and expenses not attributable to a Portfolio, which are allocated among all portfolios of the Trust in proportion to their average net assets or as otherwise determined by the Board.

CUSTODIAN. The Chase Manhattan Bank, Chase MetroTech Center, Brooklyn, New York 11245 acts as custodian of the Portfolios' assets and, for foreign securities, through its Global Securities Services division located at 125 London Wall, London EC2Y 5AJ, United Kingdom. Chase employs foreign subcustodians to maintain the Portfolios' foreign assets outside the U.S.

                       CAPITAL STOCK AND OTHER SECURITIES

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue
Interests in separate series of the Trust. The Trust currently has eight portfolios (two being the Portfolios), and the Trust reserves the right to create additional portfolios.

Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

Investments in a Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required, and has no current intention, to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters for an investor vote. Generally, Interests are voted in the aggregate without reference to a particular portfolio, unless the Trustees determine that the matter affects only one portfolio or portfolio voting is required, in which case Interests are voted separately by each portfolio. Upon liquidation of a Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

A Portfolio is not required to pay federal income taxes on its ordinary income and capital gain, as it is treated as a partnership for federal income tax purposes. All interest, dividends and gains and losses of the Portfolio are deemed to "pass through" to its investors, regardless of whether such interest, dividends or gains are distributed by a Portfolio or losses are realized by a Portfolio.

Under each Portfolio's operational method, it is not subject to any income tax. However, each investor in a Portfolio will be taxed on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code) of the Portfolio's ordinary income and capital gain, to the extent that the investor is subject to tax on its income. The Trust will inform investors of the amount and nature of such income or gain.

As of March 10, 1998, there were no holders of any Interest in either Portfolio.

                             PURCHASE OF SECURITIES

Portfolio Interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments are made at the Portfolio's net asset value, without a sales load, next determined after an order is received.

Net asset value is calculated as of the close of the New York Stock Exchange (the "Exchange") (normally, 4:00 p.m. Eastern time), Monday through Friday, on each day that the Exchange is open for trading (which excludes the following national business holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day) ("Business Day"). Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of Interests outstanding. Portfolio securities listed on recognized stock exchanges are valued at the last reported trade price, prior to the time when the assets are valued, on the exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges where last trade prices are not available are valued at mid-market prices. Securities traded in over-the-counter markets, or listed securities for which no trade is reported on the valuation date, are valued at the most recently reported mid-market price. Other securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith using methods approved by the Board.

Trading in securities on non-U.S. exchanges and over-the-counter markets may not take place on every day that the New York Stock Exchange is open for trading. Furthermore, trading takes place in various foreign markets on days on which the Portfolio's net asset value is not calculated. If events materially affecting the value of foreign securities occur between the time when their price is determined and the time when net asset value is calculated, such securities will be valued at fair value as determined in good faith by the Board. All assets and liabilities of the Portfolio denominated in foreign currencies are converted to U.S. dollars at the mid price of such currencies against U.S. dollars last quoted by a major bank prior to the time when net asset value of the Portfolio is calculated.

Registered investment companies are subject to no minimum initial or subsequent investment amount. For other qualified investors, the minimum initial investment amount is $2 million, and there is no minimum subsequent investment amount. However, since the Portfolio seeks to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Trust's custodian by a Federal Reserve Bank). Minimum investment amounts may be waived in the discretion of the Portfolio's investment adviser, SCMI.

Qualified investors who have completed a subscription agreement may transmit purchase payments by Federal Reserve Bank wire directly to the Portfolio as follows:

                  The Chase Manhattan Bank
                  New York, NY
                  ABA No.: 021000021
                  For Credit To: Forum Shareholder Services, LLC.
                  Account No.:[ See Account Numbers below]
                  Ref.: [Name of Schroder Portfolio]
                  Account of: [interestholder name]
                  Account Number: [interestholder account number]

--------------------------------------------- -------------------------------
                PORTFOLIO NAME                        ACCOUNT NUMBER
--------------------------------------------- -------------------------------
     Schroder Asian Growth Fund Portfolio               323089429
--------------------------------------------- -------------------------------
           Schroder Japan Portfolio                     323089437
--------------------------------------------- -------------------------------

The wire order must specify the name of the Portfolio, the account name and number, address, confirmation number, amount to be wired, name of the wiring bank, and name and telephone number of the person to be contacted in connection with the order. If the initial investment is by wire, an account number is assigned, and a Subscription Agreement must be completed and mailed to the Portfolio before any account becomes active. Wire orders received prior to the close of the Exchange (normally 4:00 p.m. Eastern time) on each Business Day are processed at the net asset value next determined that day. Wire orders received after the closing of the Exchange are processed at the net asset value next determined. The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Forum Financial Services, Inc., an affiliate of Forum, is the placement agent for the Trust. The placement agent receives no compensation for its services.

                            REDEMPTION OR REPURCHASE

An investor may redeem all or any portion of its investment in the Portfolio at the net asset value next determined after the investor furnishes a redemption request in proper form to the Trust. Redemption proceeds are paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected but, in any event, within seven days. Investments in a Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the Exchange is closed (or when trading on the Exchange is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Securities and Exchange Commission.

Interests are redeemed at their next determined net asset value after receipt by the Trust of a redemption request in proper form. Redemption requests may be made between 9:00 a.m. and 6:00 p.m. (Eastern time) on each Business Day. Redemption requests that are received prior to the closing of the Exchange are processed at the net asset value next determined on that day. Redemption requests that are received after the closing of the Exchange are processed at the net asset value next determined. Redemption requests must include the name of the interestholder, the Portfolio's name, the dollar amount or number of Interests to be redeemed, interestholder account number, and the signature of the holder designated on the account.

Written redemption requests may be sent to the Trust at the following address:

                  [Name of Schroder Portfolio]
                  P.O. Box 446
                  Portland, Maine 04112

Telephone redemption requests may be made by telephoning the transfer agent at 1-800-344-8332 or 1-207-879-8903. A telephone redemption may be made only if the telephone redemption privilege option has been elected on the Subscription Agreement or otherwise in writing, and the interestholder has obtained a password from the transfer agent. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, reasonable procedures will be followed by the transfer agent to confirm that telephone instructions are genuine. The transfer agent and the Trust generally will not be liable for any losses due to unauthorized or fraudulent redemption requests, but either may be liable if it does not follow these procedures. In times of drastic economic or market change it may be difficult to make redemptions by telephone. If an interestholder cannot reach the transfer agent by telephone, redemption requests may be mailed or hand-delivered to the transfer agent.

Redemption proceeds normally are paid in cash. Redemptions from the Portfolio may be made wholly or partially in portfolio securities, however, if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Securities and Exchange Commission pursuant to which a Portfolio will only consider effecting a redemption in portfolio securities if the interestholder is redeeming more than $250,000 or 1% of the Portfolio's net asset value, whichever is less, during any 90-day period.

                            PENDING LEGAL PROCEEDINGS

None.

                                     PART B
                         (PRIVATE PLACEMENT MEMORANDUM)

                             SCHRODER CAPITAL FUNDS
                                    --------

                      SCHRODER ASIAN GROWTH FUND PORTFOLIO

                            SCHRODER JAPAN PORTFOLIO

                                 MARCH 18, 1998


                                   COVER PAGE

         Not applicable.

                                TABLE OF CONTENTS

General Information and History..................................  2
Investment Objective and Policies................................  3
Investment Restrictions.......................................... 14
Management of the Trust.......................................... 20
Control Persons and Principal Holders of Securities.............. 22
Investment Advisory and Other Services........................... 23
Brokerage Allocation and Other Practices......................... 25
Capital Stock and Other Securities............................... 27
Purchase, Redemption and Pricing of Securities................... 28
Tax Status....................................................... 29
Placement Agent.................................................. 31
Calculations of Performance Data................................. 31
Financial Statements............................................. 31

Interests in each Portfolio are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may be made only by certain qualified investors (generally excluding S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships).
Investors may be organized within or outside the U.S. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

THE TRUST'S SECURITIES DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. INTERESTS MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER: (1) THE TERMS OF THE TRUST'S TRUST INSTRUMENT, AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                         GENERAL INFORMATION AND HISTORY

See "General Description of Registrant", "Management of the Trust" and "Capital Stock and Other Securities" in Part A of this Private Placement Memorandum. As used herein the following terms have the meanings ascribed:

Board The term "Board" means of the Board of Trustees of the Trust.

CFTC The term  "CFTC"  means  the  United  States  Commodities  Futures  Trading
     Commission.

Code The term "Code" means the United States Internal Revenue Code of 1986, as amended.

FAS                        The term "FAS" means Forum Accounting Services,  LLC,
                           the  Portfolios'   interestholder   recordkeeper  and
                           portfolio accountant.

Forum The term "Forum" means Forum Administrative Services, LLC, the Portfolios' subadministrator.

Portfolio                  The term  "Portfolio"  means each of  Schroder  Asian
                           Growth Fund Portfolio and Schroder Japan Portfolio.

Schroder Advisors The term "Schroder Advisors" means Schroder Fund Advisors Inc., the Portfolios' administrator.

SCMI                       The term "SCMI"  means  Schroder  Capital  Management
                           International   Inc.,  the   Portfolios'   investment
                           adviser.

SEC                        The term "SEC" means the United States Securities and
                           Exchange Commission.

Trust                      The term "Trust" means Schroder Capital Funds.

U.S. Government
  Securities               The   term   "U.S.   Government   Securities'   means
                           securities  issued or guaranteed by the United States
                           Government or by its agencies or instrumentalities.

1940 Act                   The  term  "1940  Act"   means   the  United   States
                           Investment Company Act of 1940, as amended.

                       INVESTMENT OBJECTIVES AND POLICIES

         Part A contains information about the investment objective, policies and restrictions of each of the portfolios named above. The Portfolios are series of the Trust. The following discussion supplements the disclosure in Part A concerning the Portfolios' investments, investment techniques and strategies and the associated risks. This Part B should be read only in conjunction with Part A. Defined terms used in this Part B have the same meaning as in Part A.

         Except as otherwise noted, the policies described in Part A and in this Part B are not "fundamental". Fundamental policies of a Portfolio cannot be changed without the vote of a "majority" of the Portfolio's outstanding Interests. Under the 1940 Act, a "majority" vote is defined as the vote of the holders of the lesser of: (1) 67% of more of the shares present or represented by proxy at a meeting of shareholders, if the holders of more than 50% of the outstanding shares are present; or (2) more than 50% of the outstanding shares. The Board may change any policy of a Portfolio that is not fundamental without a vote of the interestholders of the Portfolio.

         Except as otherwise noted, the following descriptions of certain investment policies and techniques are applicable to each of the Portfolios.

         WARRANTS AND STOCK RIGHTS. Warrants, which are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance). Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the underlying security to reach a level at which the warrant can be prudently exercised (in which case the warrant may expire without being exercised, resulting in the loss of the Portfolio's entire investment therein). The prices of warrants do not necessarily move parallel to the prices of the underlying securities. Warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

         In addition, the Portfolios may invest to a limited degree in stock rights. A stock right is an option given to a shareholder to buy additional shares at a predetermined price during a specified time period. Currently, the Portfolios do not intend to invest more than 5% of their total net assets (at the time of investment) in stock rights.

         AMERICAN DEPOSITARY RECEIPTS ("ADRS"). As described in the Prospectus, the Portfolios may invest in American Depositary Receipts, European Depositary Receipts, and other similar instruments provide for indirect investment in securities of foreign issuers. Due to the absence of established securities markets in certain foreign countries and restrictions in certain countries on direct investment by foreign entities, the Portfolios may invest in certain issuers through the purchase of sponsored and unsponsored ADRs or other similar securities, such as American Depositary Shares, Global Depositary Shares or International Depositary Receipts. ADRs are receipts typically issued by U.S. banks evidencing ownership of the underlying securities into which they are convertible. These securities may or may not be denominated in the same currency as the underlying securities. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of unsponsored ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depository of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights.

         CONVERTIBLE SECURITIES. Each Portfolio may invest in convertible preferred stocks and convertible debt securities ("convertible securities"). A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Convertible securities rank senior to common stocks in a corporation's capital structure and, therefore, carry less risk than the corporation's common stock. The value of a convertible security is a function of its "investment value" (its value as if it did not have a conversion privilege), and its "conversion value" (the security's worth if it were to be exchanged for the underlying security, at market value, pursuant to its conversion privilege). Because convertible debt is convertible into stock under specified conditions, the value of convertible debt also is affected normally by changes in the value of the issuer's equity securities.

         DEBT-TO-EQUITY CONVERSIONS. Each Portfolio may invest up to 5% of its net assets in debt-to-equity conversions. Debt-to-equity conversion programs are sponsored in varying degrees by certain foreign countries and permit investors to use external debt of a country to make equity investments in local companies. Many conversion programs relate primarily to investments in transportation, communication, utilities and similar infrastructure-related areas. The terms of the programs vary from country to country but include significant restrictions on the application of proceeds received in the conversion and on the repatriation of investment profits and capital. When inviting conversion applications by holders of eligible debt, a government usually specifies the minimum discount from par value that it will accept for conversion. SCMI believes that debt-to-equity conversion programs may offer opportunities to invest in otherwise restricted equity securities that have a potential for significant capital appreciation. SCMI, therefore, may invest the Portfolios' assets to a limited extent in such programs under appropriate circumstances. There can be no assurance that debt-to-equity conversion programs will continue to be successful or that the Portfolios will be able to convert all or any of its emerging market debt portfolio into equity investments.

         BRADY BONDS. Each Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings. Brady Bonds have been issued only recently and, therefore, do not have a long payment history. Brady Bonds may have collateralized and uncollateralized components, are issued in various currencies, and are actively traded in the over-the-counter secondary market. Brady Bonds are not considered U.S. government securities. In light of the residual risk associated with the uncollateralized portions of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are considered speculative. Brady Bonds acquired by the Portfolios could be subject to restructuring arrangements or to requests for new credit, which could cause a Portfolio to suffer a loss of interest or principal on its holdings.

         ZERO-COUPON AND PAYMENT IN KIND BONDS. The Portfolios may at times invest in " zero-coupon" bonds and "payment-in-kind" bonds. Zero-coupon bonds are issued at a significant discount from face value and pay interest only at maturity rather than at intervals during the life of the security. Payment-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. The values of zero-coupon bonds and payment-in-kind bonds are subject to greater fluctuation in response to changes in market interest rates than bonds which pay interest currently, and may involve greater credit risk than such bonds.

         The Portfolios will not necessarily dispose of a security when its debt rating is reduced below its rating at the time of purchase, although SCMI will monitor the investment to determine whether continued investment in the security will assist in meeting the Portfolio's investment objective. If a security's rating is reduced below investment grade, an investment in that security may entail the risks of lower-rated securities described below.

         INDEXED SECURITIES. Each Portfolio may invest in indexed securities, the values of which are linked to currencies, interest rates, commodities, indices, or other financial indicators. Investment in indexed securities involves certain risks. In addition to the credit risk of the securities issuer and normal risks of price changes in response to changes in interest rates, the principal amount of indexed securities may decrease as a result of changes in the value of the reference instruments. Also, in the case of certain indexed securities where the interest rate is linked to a reference instrument, the interest rate may be reduced to zero and any further declines in the value of the security may then reduce the principal amount payable on maturity. Further, indexed securities may be more volatile than the reference instruments underlying indexed securities.

         FOREIGN CURRENCY EXCHANGE TRANSACTIONS CONTRACTS. Changes in currency exchange rates will affect the U.S. dollar values of securities denominated in foreign currencies. Exchange rates between the U.S. dollar and other currencies fluctuate in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation, and other factors, many of which may be difficult (if not impossible) to predict. The Portfolios may engage in foreign currency exchanges transactions to protect against uncertainty in the level of future exchange rates. Although the strategy of engaging in foreign currency transactions could reduce the risk of loss due to a decline in the value of the hedged currency, it could also limit the potential gain from an increase in the value of the currency.

         Each Portfolio may also enter into forward currency contracts. A forward currency contract is an obligation to purchase or sell a specific currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties) at a price set at the time of the contract. Forward contracts do not eliminate fluctuations in the underlying prices of securities and expose the Portfolio to the risk that the counterparty is unable to perform.

         Forward contracts are not exchange traded, and there can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a forward contract. Currently, only a limited market, if any, exists for hedging transactions relating to currencies in certain emerging markets or to securities of issuers domiciled or principally engaged in business in certain emerging markets. This may limit a Portfolio's ability to hedge its investments in those markets. These contracts involve a risk of loss if SCMI fails to predict accurately changes in relative currency values.

         From time to time, a Portfolio's currency hedging transactions may call for the delivery of one foreign currency in exchange for another foreign currency and may at times involve currencies in which its portfolio securities are then denominated ("cross hedging"). Cross hedging transactions involve the risk of imperfect correlation between changes in the values of the currencies to which such transactions related and changes in the value of the currency or other asset or liability which was the subject of the hedge.

         OPTIONS AND FUTURES TRANSACTIONS. Call and put options on U.S. Treasury notes, bonds and bills and on various foreign currencies are listed on several U.S. and foreign securities exchanges and are written in over-the-counter transactions ("OTC Options"). Listed options are issued or guaranteed by the exchange on which they trade or by a clearing corporation such as the Options Clearing Corporation ("OCC"). Ownership of a listed call option gives a Portfolio the right to buy from the OCC (in the U.S.) or other clearing corporation or exchange, the underlying security or currency covered by the option at the stated exercise price (the price per unit of the underlying security or currency) by filing an exercise notice prior to the expiration date of the option. The writer (seller) of the option would then have the obligation to sell, to the OCC (in the U.S.) or other clearing corporation or exchange, the underlying security or currency at that exercise price prior to the expiration date of the option, regardless of its then current market price. Ownership of a listed put option would give a Portfolio the right to sell the underlying security or currency to the OCC (in the U.S.) or other clearing corporation or exchange at the stated exercise price. Upon notice of exercise of the put option, the writer of the option would have the obligation to purchase the underlying security or currency from the OCC (in the U.S.) or other clearing corporation or exchange at the exercise price. The OCC or other clearing corporation or exchange that issues listed options ensures that all transactions in such options are properly executed.

         OTC options are purchased from or sold (written) to dealers or financial institutions that have entered into direct agreements with the Portfolio. With OTC options, variables such as expiration date, exercise price and premium are agreed between a Portfolio and the transacting dealer. If the transacting dealer fails to make or take delivery of the securities or amount of foreign currency underlying an option it has written, a Portfolio would lose the premium paid for the option as well as any anticipated benefit of the transaction. A Portfolio will engage in OTC option transactions only with member banks of the Federal Reserve System or primary dealers in U.S. government securities or with affiliates of such banks or dealers which have capital of at least $50 million or whose obligations are guaranteed by an entity having capital of at least $50 million.

         OPTIONS ON FOREIGN CURRENCIES. Each Portfolio may purchase and write options on foreign currencies for purposes similar to those involved with investing in forward foreign currency exchange contracts. For example, in order to protect against declines in the dollar value of portfolio securities that are denominated in a foreign currency, a Portfolio may purchase put options on an amount of such foreign currency equivalent to the current value of the portfolio securities involved. As a result, a Portfolio would be able to sell the foreign currency for a fixed amount of U.S. dollars, thereby securing the dollar value of the portfolio securities (less the amount of the premiums paid for the options). Conversely, a Portfolio may purchase call options on foreign currencies in which securities it anticipates purchasing are denominated to secure a set U.S. dollar price for such securities and protect against a decline in the value of the U.S. dollar against such foreign currency. A Portfolio may also purchase call and put options to close out written option positions.

         Each Portfolio also may write covered call options on foreign currency to protect against potential declines in its portfolio securities that are denominated in foreign currencies. If the U.S. dollar value of the portfolio securities falls as a result of a decline in the exchange rate between the foreign currency in which it is denominated and the U.S. dollar, then a loss to a Portfolio occasioned by such value decline would be ameliorated by receipt of the premium on the option sold. At the same time, however, a Portfolio gives up the benefit of any rise in value of the relevant portfolio securities above the exercise price of the option and, in fact, only receives a benefit from the writing of the option to the extent that the value of the portfolio securities falls below the price of the premium received. A Portfolio also may write options to close out long call option positions. A covered put option on a foreign currency would be written by a Portfolio for the same reason it would purchase a call option, namely, to hedge against an increase in the U.S. dollar value of a foreign security that a Portfolio anticipates purchasing. In this case, the receipt of the premium would offset, to the extent of the size of the premium, any increased cost to resulting from an increase in the U.S. dollar value of the foreign security. However, a Portfolio could not benefit from any decline in the cost of the foreign security that is greater than the price of the premium received. A Portfolio also may write options to close out long put option positions.

         Markets in foreign currency options are relatively new, and the Portfolios' ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. Although a Portfolio will not purchase or write such options unless and until, in the opinion of the SCMI, the market for them has developed sufficiently to ensure that their risks are not greater than the risks in connection with the underlying currency, there can be no assurance that a liquid secondary market will exist for a particular option at any specific time. In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

         The value of a foreign currency option depends upon the value of the underlying currency relative to the U.S. dollar, with the result that the price of the option position may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security, including foreign securities held in a "hedged" investment portfolio. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

         There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information available is generally representative of very large transactions in the interbank market and, thus, may not reflect relatively smaller transactions (I.E., less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that are not reflected in the options market.

         COVERED CALL WRITING. Each Portfolio may write covered call options. Generally, a call option is "covered" if a Portfolio owns or has the right to acquire without additional cash consideration (or for additional cash consideration held for a Portfolio by its custodian in a segregated account) the underlying security (currency) subject to the option. In the case of call options on U.S. Treasury Bills, however, a Portfolio might own U.S. Treasury Bills of a different series from those underlying the call option but with a principal amount and value corresponding to the exercise price and a maturity date no later than that of the security (currency) deliverable under the call option. A call option is also covered if a Portfolio holds a call on the same security as the underlying security (currency) of the written option, where the exercise price of the call used for coverage is equal to or less than the exercise price of the call or greater than the exercise price of the call written if the mark-to-market difference is maintained by a Portfolio in cash, U.S. government or other high-grade debt obligations, or other high-quality liquid securities, held by a Portfolio in a segregated account maintained with its custodian.

         A Portfolio receives a premium from the purchaser in return for a call it has written. Receipt of such premiums may enable a Portfolio to earn a higher level of current income than it would earn from only holding the underlying securities (currencies). Moreover, the premium received offsets a portion of the potential loss incurred by a Portfolio if the securities (currencies) underlying the option are ultimately sold (exchanged) by a Portfolio at a loss.
Furthermore, a premium received on a call written on a foreign currency ameliorates any potential loss of value on the portfolio security due to a decline in the value of the currency. However, during the option period, the covered call writer has, in return for the premium, given up the opportunity for capital appreciation above the exercise price should the market price of the underlying security (or the exchange rate of the currency in which it is denominated) increase but has retained the risk of loss should the price of the underlying security (or the exchange rate of the currency in which it is denominated) decline. The premium received fluctuates with varying economic market conditions. If the market value of the portfolio securities (or the currencies in which they are denominated) upon which call options have been written increases, a Portfolio may receive a lower total return from the portion of its portfolio upon which calls have been written than it would have received had such calls not been written.

         With respect to listed options and certain OTC options, during the option period a Portfolio may be required, at any time, to deliver the underlying security (currency) against payment of the exercise price on any calls it has written (exercise of certain listed and OTC options may be limited to specific expiration dates). This obligation terminates upon the expiration of the option period or at such earlier time when the writer effects a closing purchase transaction. A closing purchase transaction is accomplished by purchasing an option of the same series as the option previously written. However, once a Portfolio has been assigned an exercise notice, a Portfolio is unable to effect a closing purchase transaction.

         Closing  purchase  transactions  are  ordinarily  effected to realize a profit on an outstanding call option, to prevent an underlying security (currency) from being called, to permit the sale of an underlying security (or the exchange of the underlying currency) or to enable a Portfolio to write another call option on the underlying security (currency) with either a different exercise price or expiration date or both. A Portfolio may realize a net gain or loss from a closing purchase transaction depending upon whether the amount of the premium received on the call option is more or less than the cost of effecting the closing purchase transaction. Any loss incurred in a closing purchase transaction may be wholly or partially offset by unrealized appreciation in the market value of the underlying security (currency). Conversely, a gain resulting from a closing purchase transaction could be offset in whole or in part or exceeded by a decline in the market value of the underlying security (currency).

         If a call option expires unexercised, a Portfolio realizes a gain in the amount of the premium on the option less the commission paid. Such a gain, however, may be offset by depreciation in the market value of the underlying security (currency) during the option period. If a call option is exercised, a Portfolio realizes a gain or loss from the sale of the underlying security (currency) equal to the difference between the purchase price of the underlying security (currency) and the proceeds of the sale of the security (currency) plus the premium received on the option less the commission paid.

         Options written by a Portfolio normally have expiration dates of up to eighteen months from the date written. The exercised price of a call option may be below, equal to or above the current market value of the underlying security at the time the option is written.

         COVERED PUT WRITING. As a writer of a covered put option, a Portfolio would incur an obligation to buy the security underlying the option from the purchaser of the put, at the option's exercise price at any time during the option period, at the purchaser's election (certain listed and OTC put options written by a Portfolio will be exercisable by the purchaser only on a specific date). A put is "covered" if at all times a Portfolio maintains with its custodian (in a segregated account) cash, U.S. government or other high-grade obligations, or other high-quality liquid securities, in an amount equal to at least the exercise price of the option. Similarly, a short put position could be covered by a Portfolio by its purchase of a put option on the same security (currency) as the underlying security of the written option, where the exercise price of the purchased option is equal to or more than the exercise price of the put written or less than the exercise price of the put written if the marked to market difference is maintained by a Portfolio in cash, U.S. government or other high-grade debt obligations, or other high-quality liquid securities, that a Portfolio holds in a segregated account maintained at its custodian. In writing puts, a Portfolio assumes the risk of loss should the market value of the underlying security (currency) decline below the exercise price of the option (any loss being decreased by the receipt of the premium on the option written). In the case of listed options, during the option period a Portfolio may be required, at any time, to make payment of the exercise price against delivery of the underlying security (currency). The operation of and limitations on covered put options in other respects are substantially identical to those of call options.

         A Portfolio will write put options for three purposes: (1) to receive the income derived from the premiums paid by purchasers; (2) when SCMI wishes to purchase the security (or a security denominated in the currency underlying the option) underlying the option at a price lower than its current market price (in which case it will write the covered put at an exercise price reflecting the lower purchase price sought); and (3) to close out a long put option position. The potential gain on a covered put option is limited to the premium received on the option (less the commissions paid on the transaction) while the potential loss equals the differences between the exercise price of the option and the current market price of the underlying securities (currencies) when the put is exercised, offset by the premium received (less the commissions paid on the transaction).

         PURCHASING CALL AND PUT OPTIONS. Each Portfolio may purchase listed and OTC call and put options. A Portfolio may purchase a call option in order to close out a covered call position, see "Covered Call Writing", to protect against an increase in price of a security it anticipates purchasing or, in the case of a call option on foreign currency, to hedge against an adverse exchange rate move of the currency in which the security it anticipates purchasing is denominated vis-a-vis the currency in which the exercise price is denominated. The purchase of the call option to effect a closing transaction on a call written over-the-counter may be a listed or an OTC option. In either case, the call purchased is likely to be on the same securities (currencies) and have the same terms as the written option. If purchased over-the-counter, the option would generally be acquired from the dealer or financial institution that purchased the call written by the Portfolio.

         Each Portfolio may purchase put options on securities (currencies) that it holds in its portfolio to protect itself against a decline in the value of the security and to close out written put option positions. If the value of the underlying security (currency) were to fall below the exercise price of the put purchased in an amount greater then the premium paid for the option, a Portfolio would incur no additional loss. In addition, a Portfolio may sell a put option it has previously purchased prior to the sale of the securities (currencies) underlying such option. Such a sale would result in a net gain or loss depending upon whether the amount received on the sale is more or less than the premium and other transaction costs paid on the put option that is sold. Any such gain or loss could be offset in whole or in part by a change in the market value of the underlying security (currency). If a put option purchased by a Portfolio expired without being sold or exercised, the premium would be lost.

         RISKS OF OPTIONS TRANSACTIONS. During the option period, the covered call writer has, in return for the premium on the option, given up the opportunity for capital appreciation above the exercise price if the market price of the underlying security (or the value of its denominated currency) increases, but the writer has retained the risk of loss if the price of the underlying security (or the value of its denominated currency) declines. The writer has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price.

         Prior to exercise or expiration, an option position can only be terminated by entering into a closing purchase or sale transaction. If a covered call option writer is unable to effect a closing purchase transaction or to purchase an offsetting OTC option, it cannot sell the underlying security until the option expires or the option is exercised. Accordingly, a covered call option writer may not be able to sell an underlying security at a time when it might otherwise be advantageous to do so. A covered put option writer who is unable to effect a closing purchase transaction or to purchase an offsetting OTC option would continue to bear the risk of decline in the market price of the underlying security until the option expires or is exercised. In addition, a covered put writer would be unable to utilize the amount held in cash, U.S. government or other high-grade short-term obligations, or other high-quality liquid securities, as security for the put option for other investment purposes until the exercise or expiration of the option.

         The Portfolio's ability to close out its position as a writer of an option is dependent upon the existence of a liquid secondary market on option exchanges. There is no assurance that such a market will exist, particularly in the case of OTC options, since such options will generally only be closed out by entering into a closing purchase transaction with the purchasing dealer. However, a Portfolio may be able to purchase an offsetting option that does not close out its position as a writer but constitutes an asset of equal value to the obligation under the option written. If a Portfolio is not able to either enter into a closing purchase transaction or purchase an offsetting position, it will be required to maintain the securities subject to the call, or the collateral underlying the put, even though it might not be advantageous to do so, until a closing transaction can be entered into (or the option is exercised or expires).

         Among the possible reasons for the absence of a liquid secondary market on an exchange are: (1) insufficient trading interest in certain options; (2) restrictions on transactions imposed by an exchange; (3) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (4) interruption of the normal operations on an exchange; (5) inadequacy of the facilities of an exchange or the OCC to handle current trading volume; or (6) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist.

         In the event of the bankruptcy of a broker through which a Portfolio engages in transactions in options, a Portfolio could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Similarly, in the event of the bankruptcy of the writer of an OTC option purchased by the Portfolio, a Portfolio could experience a loss of all or part of the value of the option. Transactions will be entered into by a Portfolio only with brokers or financial institutions deemed creditworthy by SCMI.

         Exchanges have established limitations governing the maximum number of options on the same underlying security or futures contract (whether or not covered) that may be written by a single investor, whether acting alone or in concert with others (regardless of whether such options are written on the same or different exchanges or are held or written on one or more accounts or through one or more brokers). An exchange may order the liquidation of positions found to be in violation of these limits and it may impose other sanctions or restrictions. These position limits may restrict the number of listed options which a Portfolio may write.

         The hours of trading for options may not conform to the hours during which the underlying securities are traded. If the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

         The extent to which a Portfolio may enter into transactions involving options may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company and the Portfolio's intention to operate in such a manner as to permit a fund invested in the Portfolio to qualify as such, see "Taxation".

         FUTURES CONTRACTS. Each Portfolio may purchase and sell interest-rate, currency, and index futures contracts ("futures contracts") that are traded on U.S. and foreign commodity exchanges, on such underlying securities as U.S. Treasury bonds, notes and bills, and/or any foreign government fixed-income security ("interest-rate futures contracts"), on various currencies ("currency futures contracts"), and on such indices of U.S. and foreign securities as may exist or come into being ("index futures contracts").

         Each Portfolio may purchase or sell interest-rate futures contracts for the purpose of hedging some or all of the value of its portfolio securities (or anticipated portfolio securities) against changes in prevailing interest rates. If SCMI anticipates that interest rates may rise and, concomitantly, that the price of certain of its portfolio securities fall, a Portfolio may sell an interest-rate futures contract. If declining interest rates are anticipated, a Portfolio may purchase an interest-rate futures contract to protect against a potential increase in the price of securities a Portfolio intends to purchase. Subsequently, appropriate securities may be purchased by a Portfolio in an orderly fashion; as securities are purchased, corresponding futures positions would be terminated by offsetting sales of contracts.

         Each Portfolio may purchase or sell currency futures contracts on currencies in which its portfolio securities (or anticipated portfolio securities) are denominated for the purposes of hedging against anticipated changes in currency exchange rates. A Portfolio may enter into currency futures contracts for the same reasons as set forth above for entering into forward foreign currency exchange contracts; namely, to secure the value of a security purchased or sold in a given currency vis-a-vis a different currency or to hedge against an adverse currency exchange rate movement of a portfolio security's (or anticipated portfolio security's) denominated currency vis-a-vis a different currency.

         Each Portfolio may purchase or sell index futures contracts for the purpose of hedging some or all of its portfolio (or anticipated portfolio) securities against changes in their prices. If SCMI anticipates that the prices of securities a Portfolio holds may fall, a Portfolio may sell an index futures contract. Conversely, if SCMI wishes to hedge the portfolio against anticipated price rises in those securities that a Portfolio intends to purchase, a Portfolio may purchase an index futures contract.

         In addition to the above, interest-rate, currency and index futures contracts will be bought or sold in order to close out short or long positions maintained by a Portfolio in corresponding futures contracts.

         Although most interest-rate futures contracts call for actual delivery or acceptance of securities, the contracts usually are closed out before the settlement date without making or taking delivery. A futures contract sale is closed out by effecting a futures contract purchase for the same aggregate amount of the specific type of security (currency) and the same delivery date. If the sale price exceeds the offsetting purchase price, the seller would be paid the difference and would realize a gain. If the offsetting purchase price exceeds the sale price, the seller would pay the difference and would realize a loss. Similarly, a futures contract purchase is closed out by effecting a futures contract sale for the same aggregate amount of the specific type of security (currency) and the same delivery date. If the offsetting sale price exceeds the purchase price, the purchaser would realize a gain, whereas if the purchase price exceeds the offsetting sale price, the purchaser would realize a loss. There is no assurance that a Portfolio will be able to enter into a closing transaction.

         INTEREST-RATE FUTURES CONTRACTS. When a Portfolio enters into an interest-rate futures contract, it is initially required to deposit with its custodian (in a segregated account in the name of the broker performing the transaction) an "initial margin" of cash, U.S. government or other high-grade short-term obligations, or other high-quality liquid securities, equal to approximately 2% of the contract amount. Initial margin requirements are established by the exchanges on which futures contracts trade and may change. In addition, brokers may establish margin deposit requirements in excess of those required by the exchanges.

         Initial margin in futures transactions is different from margin in securities transactions in that initial margin does not involve the borrowing of money by a brokers' client but is, rather, a good faith deposit on the futures contract that will be returned to a Portfolio upon the proper termination of the futures contract. The margin deposits made are marked to market daily, and a Portfolio may be required to make subsequent deposits with its futures contract clearing broker of cash or U.S. government securities (called "variation margin") that are reflective of price fluctuations in the futures contract.

         CURRENCY FUTURES CONTRACTS. Generally, foreign currency futures contracts provide for the delivery of a specified amount of a given currency, on the exercise date, for a set exercise price denominated in U.S. dollars or other currency. Foreign currency futures contracts would be entered into for the same reason and under the same circumstances as forward foreign currency exchange contracts. SCMI assesses such factors as cost spreads, liquidity and transaction costs in determining whether to use futures contracts or forward contracts in its foreign currency transactions and hedging strategy.

         Purchasers and sellers of foreign currency futures contracts are subject to the same risks that apply generally to the buying and selling of futures contracts. In addition, there are risks associated with foreign currency futures contracts and their use as a hedging device similar to those associated with options on foreign currencies described above. Further, settlement of a foreign currency futures contract must occur within the country issuing the underlying currency. Thus, a Portfolio must accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign restrictions or regulations regarding the maintenance of foreign banking arrangements by U.S. residents and may be required to pay any fees, taxes or charges associated with such delivery that are assessed in the issuing country.

         INDEX FUTURES CONTRACTS. A Portfolio may invest in index futures contracts. An index futures contract sale creates an obligation by the Portfolio, as seller, to deliver cash at a specified future time. An index futures contract purchase creates an obligation by the Portfolio, as purchaser, to take delivery of cash at a specified future time. Futures contracts on indices do not require the physical delivery of securities but provide for a final cash settlement on the expiration date that reflects accumulated profits and losses credited or debited to each party's account.

         Each Portfolio is required to maintain margin deposits with brokerage firms through which it effects index futures contracts in a manner similar to that described above for interest-rate futures contracts. In addition, due to current industry practice, daily variations in gain and loss on open contracts are required to be reflected in cash in the form of variation margin payments. A Portfolio may be required to make additional margin payments during the term of the contract.

         At any time prior to expiration of the futures contract, a Portfolio may elect to close the position by taking an opposite position, which will operate to terminate the Portfolio's position in the futures contract. A final determination of variation margin is then made, additional cash may be required to be paid by or released to the Portfolio, and it realizes a loss or gain.

         OPTIONS ON FUTURES CONTRACTS. Each Portfolio may purchase and write call and put options on futures contracts traded on an exchange and may enter into closing transactions with respect to such options to terminate an existing position. An option on a futures contract gives the purchaser the right (in return for the premium paid) to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the term of the option. Upon exercise of the option, the delivery of the position in the futures contract by the writer of the option to the holder of the option is accompanied by delivery of the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract at the time of exercise exceeds, in case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract.

         A Portfolio may purchase and write options on futures contracts for purposes identical to those set forth above for the purchase of a futures contract (purchase of a call option or sale of a put option) and the sale of a futures contract (purchase of a put option or sale of a call option), or to close out a long or short position in futures contracts. If, for example, SCMI wished to protect against an increase in interest rates and the resulting negative impact on the value of a portion of its fixed-income portfolio, a Portfolio might write a call option on an interest-rate futures contract, the underlying security of which correlates with the portion of the portfolio that SCMI seeks to hedge. Any premiums received in the writing of options on futures contracts may provide a further hedge against losses resulting from price declines in portions of the Portfolio's investment portfolio.

         Options on foreign currency futures contracts may involve certain additional risks. Trading options on foreign currency futures contracts is relatively new. The ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. To reduce this risk, a Portfolio will not purchase or write options on foreign currency futures contracts unless and until, in SCMI's opinion, the market for such options has developed sufficiently that the risks in connection with them are not greater than the risks in connection with transactions in the underlying foreign currency futures contracts.

         LIMITATIONS ON FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. A Portfolio may not enter into futures contracts or purchase related options thereon if, immediately thereafter, the amount committed to margin plus the amount paid for premiums for unexpired options on futures contracts exceeds 5% of the value of the

Portfolio's total assets, after taking into account unrealized gain and unrealized loss on such contracts it has entered into, provided, however, that in the case of an option that is in-the-money (the exercise price of the call
(put) option is less (more) than the market price of the underlying security) at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. However, there is no overall limitation on the percentage of the Portfolio's assets that may be subject to a hedge position. In addition, in accordance with the regulations of the Commodity Futures Trading Commission under which each Portfolio is excluded from registration as a commodity pool operator, a Portfolio may only enter into futures contracts and options on futures contracts transactions for purposes of hedging a part or all of its portfolio. Except as described above, there are no other limitations on the use of futures and options thereon by the Portfolio.

         The writer of an option on a futures contract is required to deposit initial and variation margin pursuant to requirements similar to those applicable to futures contracts. Premiums received from the writing of an option on a futures contract are included in initial margin deposits.

         RISKS OF TRANSACTIONS IN FUTURES CONTRACTS AND RELATED OPTIONS. Each Portfolio may sell a futures contract to protect against the decline in the value of securities (or the currency in which they are denominated) it holds. However, it is possible that the futures market may advance and the value of the Portfolio's securities (or the currency in which they are denominated) may decline. If this occurs, a Portfolio will lose money on the futures contract and also experience a decline in value of its portfolio securities. While this might occur for only a very brief period or to a very small degree, over time the value of a diversified portfolio will tend to move in the same direction as the futures contracts.

         If a Portfolio purchases a futures contract to hedge against the increase in value of securities it intends to buy (or the currency in which they are denominated) and the value of such securities (currencies) decreases, then a Portfolio may determine not to invest in the securities as planned and will realize a loss on the futures contract that is not offset by a reduction in the price of the securities.

         If a Portfolio has sold a call option on a futures contract, it will cover this position by holding (in a segregated account maintained by its custodian) cash, U.S. government securities or other high-grade debt obligations, or other high-quality liquid securities, equal in value (when added to any initial or variation margin on deposit) to the market value of the securities (currencies) underlying the futures contract or the exercise price of the option. Such a position may also be covered by owning the securities (currencies) underlying the futures contract or by holding a call option permitting a Portfolio to purchase the same contract at a price no higher than the price at which the short position was established.

         In  addition,  if a  Portfolio  holds  a  long  position  in a  futures contract, it will hold cash, U.S. government or other high-grade debt obligations, or other high-quality liquid securities, equal to the purchase price of the contract (less the amount of initial or variation margin on deposit) in a segregated account maintained by the Portfolio's custodian. Alternatively, a Portfolio could cover its long position by purchasing a put option on the same futures contract with an exercise price as high or higher than the price of the contract held by the Portfolio.

         Exchanges limit the amount by which the price of a futures contract may move on any day. If the price moves equal the daily limit on successive days, then it may prove impossible to liquidate a futures position until the daily limit moves have ceased. In the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments of variation margin on open futures contract positions. In such situations, if a Portfolio has insufficient cash, it may have to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so. In addition, a Portfolio may be required to take or make delivery of the instruments underlying interest-rate futures contracts it holds at a time when it is disadvantageous to do so. The inability to close out options and futures contract positions could also have an adverse impact on the Portfolio's ability to effectively hedge its portfolio.

         Futures contracts and options thereon that are purchased or sold on foreign commodities exchanges may have greater price volatility than their U.S. counterparts. Furthermore, foreign commodities exchanges may be less regulated and under less governmental scrutiny than U.S. exchanges, and brokerage commissions, clearing costs and other transaction costs may be higher. Greater margin requirements may limit the Portfolio's ability to enter into certain commodity transactions on foreign exchanges. Moreover, differences in clearance and delivery requirements on foreign exchanges may cause delays in the settlement of the Portfolio's foreign exchange transactions.

         In the event of the bankruptcy of a broker through which a Portfolio engages in transactions in futures or options thereon, a Portfolio could experience delays and/or losses in liquidating open positions purchased or sold through the broker and/or incur a loss of all or part of its margin deposits with the broker. Similarly, in the event of the bankruptcy of the writer of an OTC option purchased by the Portfolio, a Portfolio could experience a loss of all or part of the value of the option. Transactions are entered into by a Portfolio only with brokers or financial institutions deemed creditworthy by SCMI.

         While the futures contracts and options transactions in which a Portfolio engages for the purpose of hedging its portfolio securities are not speculative in nature, there are risks inherent in the use of such instruments. One such risk that may arise in employing futures contracts to protect against the price volatility of portfolio securities (and the currencies in which they are denominated) is that the prices of securities and indices subject to futures contracts (and thereby the futures contract prices) may correlate imperfectly with the behavior of the cash prices of the Portfolio's portfolio securities (and the currencies in which they are denominated). Another such risk is that prices of interest-rate futures contracts may not move in tandem with the changes in prevailing interest rates against which a Portfolio seeks a hedge. A correlation may also be distorted by the fact that the futures market is dominated by short-term traders seeking to profit from the difference between a contract or security price objective and their cost of borrowed funds. Such distortions are generally minor and are expected to diminish as the contract approaches maturity.

         There may exist an imperfect correlation between the price movements of futures contracts purchased by a Portfolio and the movements in the prices of the securities (currencies) that are the subject of the hedge. If participants in the futures market elect to close out their contracts through offsetting transactions rather than meet margin deposit requirements, distortions in the normal relationship between the debt securities or currency markets and futures markets could result. Price distortions could also result if investors in futures contracts choose to make or take delivery of underlying securities rather than engage in closing transactions due to the resultant reduction in the liquidity of the futures market. In addition, because the deposit requirements in the futures markets are less onerous than margin requirements in the cash market, increased participation by speculators in the futures market can be anticipated with the resulting speculation causing temporary price distortions. Due to the possibility of price distortions in the futures contracts market and because of the imperfect correlation between movements in the prices of securities and movements in the prices of futures contracts, a correct forecast of interest-rate trends may still not result in a successful hedging transaction.

         There is no assurance that a liquid secondary market will exist for futures contracts and related options in which a Portfolio may invest. In the event a liquid market does not exist, it may not be possible to close out a futures position, and, in the event of adverse price movements, a Portfolio would continue to be required to make daily cash payments of variation margin. In addition, limitations imposed by an exchange or board of trade on which futures contracts are traded may compel a Portfolio to close, or prevent it from closing, out a contract, which may result in reduced gain or increased loss to the Portfolio. The absence of a liquid market in futures contracts might cause a Portfolio to make or take delivery of the underlying securities (currencies) at a time when it may be disadvantageous to do so.

         The extent to which a Portfolio may enter into transactions involving futures contracts and options thereon may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company and the Portfolio's intention to operate in such a manner as to permit a fund invested in a Portfolio to qualify as such, see "Taxation".

         INTEREST-RATE TRANSACTIONS. In order to attempt to protect the value of its portfolio from interest-rate fluctuations and to adjust the interest-rate sensitivity of its portfolio, each Portfolio may enter into interest-rate swaps and other interest-rate transactions, such as interest-rate caps, floors, and collars. Interest-rate swaps involve the exchange by a Portfolio with another party of different types of interest-rate streams (E.G., an exchange of floating-rate payments for fixed-rate payments with respect to a notional amount of principal). The purchase of an interest-rate cap entitles the purchaser to receive payments on a notional principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of a floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. A collar is a combination of a cap and a floor that preserves a certain return within a predetermined rate of interest rates or values. The Portfolios intend to use these interest-rate transactions as a hedge and not as a speculative investment. The Portfolio's ability to engage in certain interest rate transactions is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If SCMI were incorrect in its forecasts of market values, interest rates, or other applicable factors, the Portfolio's investment performance would be less favorable than it would have been if this investment technique were not used.

         WHEN-ISSUED AND DELAYED DELIVERY SECURITIES AND FORWARD COMMITMENTS. Each Portfolio may purchase securities on a when-issued or delayed delivery basis or may purchase or sell securities on a forward commitment basis. When such transactions are negotiated, the price is fixed at the time of the commitment, but delivery and payment may take place a month or more after the date of the commitment. There is no overall limit on the percentage of the Portfolio's assets that may be committed to the purchase of securities on a when-issued, delayed delivery or forward commitment basis. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a when-issued, delayed delivery or forward commitment basis may increase the volatility of the Portfolio's net asset value.

         WHEN, AS AND IF ISSUED SECURITIES. Each Portfolio may purchase securities on a "when, as and if issued" basis under which the issuance of the security depends upon the occurrence of a subsequent event, such as approval of a merger, corporate reorganization, leveraged buyout or debt restructuring. If the anticipated event does not occur and the securities are not issued, a Portfolio will have lost an investment opportunity. There is no overall limit to the percentage of the Portfolio's assets that may be committed to the purchase of securities on a "when, as and if issued" basis. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when, as and if issued" basis may increase the volatility of its net asset value.

         TEMPORARY INVESTMENTS. As described in the Prospectus, each Portfolio may hold and/or invest its assets without limitation in cash and/or Temporary Investments (as defined below) for cash management purposes, pending initial investment in accordance with the Portfolio's investment objective and policies. In addition, each Portfolio may hold these investments for temporary defensive purposes. A Portfolio may assume a temporary defensive posture when, owing to political, market or other factors broadly affecting markets in one or more Asian Countries, SCMI determines either that opportunities for capital appreciation in those markets may be significantly limited or that significant diminution in value of the securities traded in those markets may occur. Each Portfolio may invest without limitation in (or enter into repurchase agreements maturing in seven days or less with banks and broker-dealers with respect to) short-term debt securities, including commercial paper, U.S. Treasury bills, other short-term U.S. government securities, certificates of deposit, and bankers' acceptances of U.S. or foreign banks. Each Portfolio also may hold cash and time deposits denominated in any major foreign currency in foreign banks. To the extent that a Portfolio invests in Temporary Investments, it may not achieve its investment objective.

         Temporary Investments are high quality debt securities (rated "AA" or above by Standard & Poor's Corporation ("S&P") or "Aa" or above by Moody's Investors Services, Inc. ("Moody's") or with an equivalent rating by other nationally recognized securities rating organizations) denominated in U.S. dollars or in another freely convertible currency including: (1) short-term (less than 12 months to maturity) and medium-term (not more than five years to maturity) obligations issued or guaranteed by: (a) the U.S. Government, its
agencies   instrumentalities,   or  government-sponsored   enterprises;  or  (b)
international organizations designated or supported by multiple foreign governmental entities to promote economic reconstruction or development ("supranational entities"); (2) U.S. finance company obligations, corporate commercial paper and other short-term commercial obligations; (3) obligations (including certificates of deposit, time deposits, demand deposits and bankers' acceptances) of banks; and (4) repurchase agreements with respect to securities in which a Portfolio may invest. The banks whose obligations may be purchased by a Portfolio and the banks and broker-dealers with which a

Portfolio may enter into repurchase agreements include any member bank of the Federal Reserve System and any U.S. broker-dealer or any foreign bank that has been determined by the investment adviser to be creditworthy.

         SHORT-TERM DEBT SECURITIES. For cash management, pending investment or other temporary purposes, each Portfolio may invest in commercial paper -- short-term unsecured promissory notes issued in bearer form by bank holding companies, corporations and finance companies. The commercial paper purchased by a Portfolio for temporary defensive purposes consists of direct obligations of domestic issuers that at the time of investment are rated "P-1" by Moody's Investors Service ("Moody's") or "A-1" by Standard & Poor's ("S&P"), or securities that, if not rated, are issued by companies having an outstanding debt issue currently rated "Aaa" or "Aa" by Moody's or "AAA" or "AA" by S&P. The rating "P-1" is the highest commercial paper rating assigned by Moody's, and the rating "A-1" is the highest commercial paper rating assigned by S&P. Each Portfolio also may invest in variable rate master demand notes, which are obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payer of such notes. Generally both parties have the right to vary the amount of the outstanding indebtedness on the notes.

         REPURCHASE AGREEMENTS. Each Portfolio may invest in securities subject to repurchase agreements that mature or may be terminated by notice in seven days or less with banks or broker-dealers. In a typical repurchase agreement, the seller of a security commits itself at the time of the sale to repurchase that security from the buyer at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting an agreed-upon interest rate effective for the period the buyer owns the security subject to repurchase. The agreed-upon rate is unrelated to the interest rate on that security. SCMI monitors the value of the underlying security at the time the transaction is entered into and at all times during the term of the repurchase agreement to insure that the value of the security always equals or exceeds the repurchase price. If a seller defaults under a repurchase agreement, a Portfolio may have difficulty exercising its rights to the underlying securities and may incur costs and experience time delays in connection with the disposition of such securities. To evaluate potential risks, SCMI reviews the credit-worthiness of banks and dealers with which a Portfolio enters into repurchase agreements.

         RESTRICTED SECURITIES. "Liquidity" under "Investment Policies" in the Prospectus sets forth the circumstances in which a Portfolio may invest in "restricted securities". In connection with the Portfolio's original purchase of restricted securities, SCMI may negotiate rights with the issuer to have such securities registered for sale at a later time. Further, the registration expenses of illiquid restricted securities may also be negotiated by a Portfolio with the issuer at the time such securities are purchased by the Portfolio. When registration is required, however, a considerable period may elapse between the decision to sell the securities and the time a Portfolio would be permitted to sell such securities. A similar delay might be experienced in attempting to sell such securities pursuant to an exemption from registration. Thus, a Portfolio may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell.

         If SCMI determines that a "restricted security" is liquid pursuant to guidelines adopted by Board of Trustees of Schroder Capital Funds (the "Schroder Core Board"), the security is not deemed illiquid. These guidelines take into account trading activity for the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular restricted security, that security may become illiquid, which could affect the Portfolio's liquidity.

         RULE 144A SECURITIES. Each Portfolio may purchase certain restricted securities ("Rule 144A securities") for which there is a secondary market of qualified institutional buyers, as contemplated by rule 144A under the Securities Act of 1933 (the "Securities Act"). Rule 144A provides an exemption from the registration requirements of the Securities Act for resale of certain restricted securities to qualified institutional buyers. One effect of Rule 144A is that certain restricted securities may now be deemed to be liquid, though there is no assurance that a liquid market for any particular Rule 144A security will develop or be maintained. SCMI will make liquidity determinations subject to guidelines approved by the Schroder Core Board. If any Rule 144A security previously determined to be liquid is later determined to be illiquid, such security will be subject to the Portfolio's 15% limitation on illiquid securities.

         U.S. GOVERNMENT SECURITIES. Each Portfolio may invest in securities issued or guaranteed by the U.S. Government (or its agencies, instrumentalities or government-sponsored enterprises). Agencies, instrumentalities and government-sponsored enterprises that have been established or sponsored by the U.S. Government and issue or guarantee debt securities include the Bank for Cooperatives, the Export-Import Bank, the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks, the Federal Land Banks, the Federal National Mortgage Association, the Government National Mortgage Association and the Student Loan Marketing Association. Except for obligations issued by the U.S. Treasury and the Government National Mortgage Association, none of the obligations of the other agencies, instrumentalities or government-sponsored enterprises referred to above are backed by the full faith and credit of the U.S. Government. There can be no assurance that the U.S. Government will provide financial support to these obligations where it is not obligated to do so.

         BANK OBLIGATIONS. Each Portfolio may invest in obligations of U.S. and foreign banks (including certificates of deposit and bankers' acceptances) whose total assets at the time of purchase exceed $1 billion. A Portfolio also may hold cash and time deposits denominated in any major currency in foreign banks. A certificate of deposit is an interest-bearing negotiable certificate issued by a bank against funds deposited in the bank. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. Although the borrower is liable for payment of the draft, the bank unconditionally guarantees to pay the draft at its face value on the maturity date. A time deposit is a non-negotiable receipt issued by a bank in exchange for the deposit of funds. Similar to a certificate of deposit, a time deposit earns a specified rate of interest over a definite time period; however, it cannot be traded in the secondary markets.

         LOANS OF PORTFOLIO SECURITIES. Each Portfolio may lend its portfolio securities subject to the restrictions stated in the Prospectus. Under applicable regulatory requirements (which are subject to change), the loan collateral must: (1) on each business day, at least equal the market value of the loaned securities; and (2) consist of cash, bank letters of credit, U.S.
government securities, other cash equivalents or liquid securities in which a Portfolio is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by a Portfolio if the demand meets the terms of the letter. Such terms and the issuing bank must be satisfactory to the Portfolio. When lending portfolio securities, a Portfolio receives from the borrower an amount equal to the interest paid or the dividends declared on the loaned securities during the term of the loan plus the interest on the collateral securities (less any finders' or administrative fees a Portfolio pays in arranging the loan). A Portfolio may share the interest it receives on the collateral securities with the borrower if it realizes at least a minimum amount of interest required by the lending guidelines established by the Schroder Core Board. A Portfolio will not lend its portfolio securities to any officer, trustee, employee or affiliate of a Portfolio or SCMI. The terms of the Portfolio's loans must meet certain tests under the Internal Revenue Code and permit a Portfolio to reacquire loaned securities on five business days' notice or in time to vote on any important matter.

         The market value of portfolio securities purchased with cash collateral may decline. Loans of securities by a Portfolio are subject to termination at the Portfolio's or the borrower's option. A Portfolio may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Schroder Core Board.

         HIGH YIELD/HIGH RISK SECURITIES. High yield/high risk securities' market values are affected more by individual issuer developments and are more sensitive to adverse economic changes than are higher-rated securities. Issuers of high yield/high risk securities may be highly leveraged and may not have more traditional methods of financing available to them. During economic downturns or substantial periods of rising interest rates, issuers of high yield/high risk securities, especially highly leveraged ones, may be less able to service their principal and interest payment obligations, meet their projected business goals, or obtain additional financing. The risk of loss due to default by the issuer is significantly greater for holders of high yield/high risk securities because such securities may be unsecured and may be subordinated to other creditors of the issuer. In addition, a Portfolio may incur additional expenses if it is required to seek recovery upon a default by the issuer of such an obligation or participate in the restructuring of such obligation.

         Periods of economic uncertainty and change are likely to cause increased volatility in the market prices of high yield/high risk securities and, correspondingly, in the Portfolio's net asset value if it invests in such securities. Market prices of such securities structured as zero coupon or pay-in-kind securities are more affected by interest-rate changes and, thus, tend to be more volatile than securities that pay interest periodically and in cash.

         High yield/high risk securities may have call or redemption features that would permit an issuer to repurchase the securities from the Portfolio. If a call were exercised by the issuer during a period of declining interest rates, a Portfolio would likely have to replace called securities with lower yielding securities, thus decreasing the Portfolio's net investment income and dividends to shareholders.

         While a secondary trading market for high yield/high risk securities does exist, it is generally not as liquid as the secondary market for higher-rated securities. In periods of reduced secondary market liquidity, prices of high yield/high risk securities may become volatile and experience sudden and substantial price declines. A Portfolio may, therefore, have difficulty disposing of particular issues to meet its liquidity needs or in response to a specific economic event (such as a deterioration in the creditworthiness of the issuer). Reduced secondary market liquidity for certain high yield/high risk securities also may make it more difficult for a Portfolio to obtain accurate market quotations (for purposes of valuing the Portfolio's investment portfolio): market quotations generally are available on many high yield/high risk securities only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales. Under such conditions, high yield/high risk securities may have to be valued at fair value as determined by the Schroder Core Board or SCMI under Board-approved guidelines.

         Adverse publicity and investor perceptions (which may not be based on fundamental analysis) may decrease the value and liquidity of high yield/high risk securities, particularly in a thinly traded market. Factors adversely affecting the market value of high yield/high risk securities are likely to adversely affect the Portfolio's net asset value.

         SOVEREIGN DEBT. Investment in sovereign debt carries high risk. Certain foreign countries are large debtors to commercial banks and foreign governments. At times, certain foreign countries have declared moratoria on the payment of principal and/or interest on outstanding debt. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest when it is due may be affected by many factors, such as its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange, the relative size of the debt service burden to the economy as a whole, and political restraints. The Portfolio, as a holder of sovereign debt, may be asked to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which defaulted sovereign debt may be collected.

         The sovereign debt instruments in which a Portfolio may invest involve great risk, are deemed to be the equivalent in terms of quality to high yield/high risk securities discussed above and are subject to many of the same risks as such securities. Similarly, a Portfolio may have difficulty disposing of certain sovereign debt obligations because there may be a thin trading market for such securities. A Portfolio will not invest in sovereign debt that is in default.

EMERGING MARKETS COUNTRIES

         The following countries are not deemed to be "emerging markets" for Schroder Asian Growth Fund Portfolio.

                   Australia                          The Netherlands
                   Austria                            New Zealand
                   Belgium                            Norway
                   Canada                             Portugal
                   Denmark                            Singapore
                   Finland                            Spain

                   France                             Sweden
                   Germany                            Switzerland
                   Ireland                            United Kingdom
                   Italy                              USA
                   Japan

                             INVESTMENT RESTRICTIONS

         The following investment restrictions restate or are in addition to those described under "Investment Restrictions" and "Investment Objective and Policies" in Part A. Except as required by the 1940 Act, if any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of Schroder Asian Growth Fund Portfolio's or Schroder Japan Portfolio's assets or purchases and redemptions of interests will not be considered a violation of the restriction.

Under these fundamental restrictions, each Portfolio will not:

FUNDAMENTAL RESTRICTIONS

1.        INDUSTRY CONCENTRATION

                  purchase any securities which would cause 25% or more of the value of its total assets, taken at market value at the time of such purchase, to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that there is no limitation with respect to investment in securities issued or guaranteed by the U. S. Government, its agencies or instrumentalities. For purposes of this restriction, a foreign government is deemed to be an "industry."

2.       BORROWING AND SENIOR SECURITIES

                  borrow money except that the Portfolio may borrow from banks up to 33 1/3% of its total assets (including the amount borrowed ) for temporary or emergency purposes or to meet redemption requests. A Portfolio may not issue any class of securities  which  is  senior  to the  Portfolio's  shares  of beneficial interest; provided, however, that none of the following shall be deemed to create senior securities: (1) any borrowing permitted by this restriction or any pledge or encumbrance  to  secure  such  borrowing;  (2) any  collateral arrangements with respect to options, futures contracts, options on future contracts or other financial instruments; or
                  (3) any purchase, sale or other permitted transaction in options, forward contracts, futures contracts, options on future contracts or other financial instruments. (The following are not treated as borrowings to the extent they are fully collateralized: (1) the delayed delivery of purchased securities ( such as the purchase of when-issued securities);
                  (2) reverse repurchase agreements; (3) dollar-roll transactions; and (4) the lending of securities.)

3.       REAL ESTATE

                  purchase or sell real estate, real estate mortgage loans or real estate limited partnership interests (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein )

4.       LENDING

                  make loans to other  parties,  except that the Portfolio  may:
                  (a) purchase and hold debt instruments (including bonds, debentures or other obligations and certificates of deposit, bankers' acceptances and fixed time deposits) in accordance with its investment objective and policies, (b) enter into repurchase agreements with respect to portfolio securities, and (c) make loans of portfolio securities.

5.       COMMODITIES

                  purchase or sell commodities or commodity contracts, including futures contracts and options thereon, except that the Portfolio may purchase or sell financial futures contracts and related options, and futures contracts, forward contracts, and options with respect to foreign currencies, and may enter into swaps or other financial transactions.

6.       UNDERWRITING

                  underwrite (as that term is defined in the Securities Act of 1933, as amended) securities issued by other persons except to the extent that, in connection with the disposition of its portfolio securities, it may be deemed to be an underwriter.

7.       EXERCISING CONTROL OF ISSUERS

                  invest  for   the   purpose   of   exercising   control   over
                  the management of any company.

8.       SHORT SALES AND PURCHASING ON MARGIN

                 make short sales of securities or maintain a short position; or

                  purchase securities on margin (except for delayed delivery or when-issued transactions or such short-term credits as are necessary for the clearance of transactions and for hedging purposes and margin deposits in connection with transactions in futures contracts, options on futures contracts, options on securities and securities indices, currency transactions, and other financial transactions).

NONFUNDAMENTAL RESTRICTIONS

         Each Portfolio has adopted the following nonfundamental investment restrictions. Nonfundamental restrictions may be changed by the Board without approval of the interestholders.

1.       NON -DIVERSIFICATION


                  A Portfolio may not invest more than 25% of its total assets in obligations of any one issuer other than U.S. Government securities and, with respect to 50% of its total assets, a Portfolio may not invest more than 5% of its total assets in the securities of any one issuer (except U.S. Government securities). Thus, a Portfolio may invest up to 25% of its total assets in the securities of each of any two issuers.

2.       LIQUIDITY

                  A Portfolio may not invest more than 15% of its net assets in:
                  (1) securities that cannot be disposed of within seven days at their then-current value; (2) repurchase agreements not entitling the holder to payment of principal within seven days; and (3) securities subject to restrictions on the sale of the securities to the public without registration under the 1933 Act ("restricted securities") that are not readily marketable. The Portfolio may treat certain restricted securities as liquid pursuant to guidelines adopted by the Board.

3.       LENDING

                  The Portfolio may not lend a security if, as a result, the amount of loaned securities would exceed an amount equal to one third of the Portfolio's total assets.

                             MANAGEMENT OF THE TRUST

OFFICERS AND TRUSTEES

         The following information relates to the principal occupations during the past five years of each Trustee and executive officer of the Trust and shows the nature of any affiliation with SCMI. Except as noted, each of these individuals  currently  serves in the same  capacity for Schroder  Capital Funds
(Delaware), Schroder Capital Funds II and Schroder Series Trust, other registered investment companies in the Schroder family of funds. If no address is shown, the person's address is that of the Trust, Two Portland Square. Portland, Maine 04101.

         PETER E. GUERNSEY, 75 - Trustee of the Trust; Insurance Consultant since August 1986; prior thereto Senior Vice President, Marsh & McLennan, Inc., insurance brokers.

         JOHN I. HOWELL, 80 - Trustee of the Trust; Private Consultant since February 1987; Honorary Director, American International Group, Inc.; Director, American International Life Assurance Company of New York.

         CLARENCE F. MICHALIS, 75 - Trustee of the Trust; Chairman of the Board of Directors, Josiah Macy, Jr. Foundation (charitable foundation).

         HERMANN C. SCHWAB, 77 - Chairman and Trustee of the Trust; retired since March, 1988; prior thereto, consultant to SCMI since February 1, 1984.

         HON. DAVID N. DINKINS, 69 - Trustee of the Trust; Professor, Columbia University School of International and Public Affairs; Director, American Stock Exchange, Carver Federal Savings Bank, Transderm Laboratory Corporation, and The Cosmetic Center, Inc.; formerly, Mayor, The City of New York.

         PETER S. KNIGHT, 46 - Trustee of the Trust; Partner, Wunder, Knight, Levine, Thelen & Forcey; Director, Comsat Corp., Medicis Pharmaceutical Corp., and Whitman Education Group Inc., Formerly, Campaign Manager, Clinton/Gore `96.

         SHARON L. HAUGH*, 51, 787 Seventh Avenue, New York, New York - Trustee of the Trust; Chairman, Schroder Capital Management Inc. ("SCM"), Executive Vice President and Director, SCMI; Chairman and Director, Schroder Advisors.

         MARK J. SMITH*, 35, 33 Gutter Lane, London, England - President and Trustee of the Trust; Senior Vice President and Director of SCMI since April 1990; Director and Senior Vice President, Schroder Advisors.

         MARK ASTLEY, 33, 787 Seventh Avenue, New York, New York - Vice President of the Trust; First Vice President of SCMI, prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1987.

         ROBERT G. DAVY, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCMI and Schroder Capital Management International Ltd. since 1994; First Vice President of SCMI since July, 1992; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1986.

         MARGARET H. DOUGLAS-HAMILTON, 55, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Secretary of SCM since July 1995; Senior Vice President (since April 1997) and General Counsel of Schroders U.S. Holdings Inc. since May 1987; prior thereto, partner of Sullivan & Worcester, a law firm.

         RICHARD R. FOULKES, 51, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Deputy Chairman of SCMI since October 1995; Director and Executive Vice President of Schroder Capital Management International Ltd. since 1989.

         FERGAL CASSIDY, 28, 787 Seventh Avenue, New York, New York - Treasurer of the Trust.

         JOHN Y. KEFFER, 54 - Vice President of the Trust; President of Forum Financial Group, LLC, parent Forum Accounting Services, LLC and Forum Administrative Services, LLC.

         JANE P. LUCAS, 35, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director and Senior Vice President SCMI; Director of SCM since September 1995; Director of Schroder Advisors since September 1996; Assistant Director Schroder Investment Management Ltd. since June 1991.

         CATHERINE A. MAZZA, 37, 787 Seventh Avenue, New York, New York - Vice President of the Trust; President of Schroder Advisors since 1997; First Vice President of SCMI and SCM since 1996; prior thereto, held various marketing positions at Alliance Capital, an investment adviser, since July 1985.

         MICHAEL PERELSTEIN, 41, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director since May 1997 and Senior Vice President of SCMI since January 1997; prior thereto, Managing Director of MacKay - Shields Financial Corp.

         ALEXANDRA POE, 37, 787 Seventh Avenue, New York, New York - Secretary and Vice President of the Trust; Vice President of SCMI since August 1996; Fund Counsel and Senior Vice President of Schroder Advisors since August 1996; Secretary of Schroder Advisors; prior thereto, an investment management attorney with Gordon Altman Butowsky Weitzen Shalov & Wein since July 1994; prior thereto counsel and Vice President of Citibank, N.A. since 1989.

         THOMAS G. SHEEHAN, 42 - Assistant Treasurer and Assistant Secretary of the Trust; Relationship Manager and Counsel, Forum Administrative Services, LLC since 1993; prior thereto, Special Counsel, U.S. Securities and Exchange Commission, Division of Investment Management, Washington, D.C.

         FARIBA TALEBI, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Group Vice President of SCMI since April 1993, employed in various positions in the investment research and portfolio management areas since 1987; Director of SCM since April 1997.

         JOHN A.  TROIANO,  38, 787 Seventh  Avenue,  New York,  New York - Vice
         President of the Trust; Director of SCM since April 1997; Chief Executive Officer, since July 1, 1997, of SCMI and Managing Director and Senior Vice President of SCMI since October 1995; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1981.

         IRA L. UNSCHULD, 31, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Vice President of SCMI since April, 1993 and an Associate from July, 1990 to April, 1993.

         CATHERINE S. WOOLEDGE, 55 - Assistant Treasurer and Assistant Secretary of the Trust; Counsel, Forum Administrative Services, LLC since
         November  1996.  Prior  thereto,  associate  at  Morrison  &  Foerster,
         Washington, D.C. from October 1994 to November 1996, associate corporate counsel at Franklin Resources, Inc. from September 1993 to September 1994, and prior thereto associate at Drinker Biddle & Reath, Philadelphia, PA.

*        Interested Trustee of the Trust within the meaning of the 1940 Act.

         In addition to the Trust, the term "Fund Complex" includes three other registered investment companies -- Schroder Capital Funds II, an open-end management investment company; Schroder Capital Funds (Delaware), an open-end management investment company; and Schroder Series Trust, an open-end company -- for which SCMI serves as investment adviser for each series.

         Officers and Trustees who are interested persons of the Trust receive no salary, fees or compensation from the Trust. Independent Trustees of the Trust receive an annual retainer from a Portfolio Complex of $11,000 and additional fees of $1,250 per meeting attended in person or $500 per meeting attended by telephone. Members of an Audit Committee for one or more of the investment companies receive an additional $1,000 per year. Payment of the annual retainer is allocated among the various investment companies based on their relative net assets. Payment of meeting fees is allocated only among those investment companies to which the meeting relates. None of the registered investment companies in the Fund Complex has any bonus, profit sharing, pension or retirement plans.

         The following table provides the fees paid to each independent Trustee of the Trust for the year ended December 31, 1997.

                                                          Pension or                                   Total
                                                          Retirement                             Compensation From
                                      Aggregate        Benefits Accrued      Estimated Annual    Fund Complex Paid
                                  Compensation From    As Part of Trust       Benefits Upon       To Trustees ($)
Name of Trustee                     the Trust ($)        Expenses ($)         Retirement ($)
-------------------------------- -------------------- -------------------- --------------------- -------------------
Mr. Guernsey                            2,586.53               0                    0                 3,983.42
Mr. Howell                              2,586.53               0                    0                14,983.42
Mr. Michalis                            1,595.89               0                    0                 2,483.42
Mr. Schwab                              4,570.23               0                    0                 7,983.42
Mr. Dinkins                                 0.00               0                    0                11,000.00
Mr. Knight                                602.83               0                    0                11,983.42

     As of January 30, 1998, the officers and Trustees of the Trust owned, in the aggregate, less than 1% of the Trust's outstanding shares.

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

         As of March 19, 1998, there were no holders of the shares of beneficial interests of either Portfolio.

                     INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISORY SERVICES

         SCMI, 787 Seventh Avenue, New York, New York, 10019, serves as investment adviser to each Portfolio pursuant to an investment advisory agreement. SCMI (as well as SCM) is a wholly owned U.S. subsidiary of

Schroders Incorporated (doing business in New York State as Schroders Holdings), the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial service companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in seventeen countries worldwide. The Schroder Group specializes in providing investment management services, with funds under management in excess of 175 billion as of September 30, 1997.

         Under the investment advisory agreements, SCMI is responsible for managing the investment and reinvestment of the assets included in each Portfolio and for continuously reviewing, supervising and administering the Portfolios' investments. In this regard, SCMI is responsible for making decisions relating to the Portfolios' investments and placing purchase and sale orders regarding such investments with brokers or dealers selected by it in its discretion. SCMI also furnishes to the Board, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolios.

         Under the terms of the investment advisory agreements, SCMI is required to manage the Portfolios' investment portfolios in accordance with applicable laws and regulations. In making its investment decisions, SCMI does not use material inside information that may be in its possession or in the possession of its affiliates.

         The investment advisory agreements each continue in effect provided such continuance is approved annually: (1) by the vote of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act) or by the Board and (2) by a majority of the Trustees who are not parties to the agreement or "interested persons" (as defined in the 1940 Act) of any party to the agreement. The investment advisory agreement with respect to a Portfolio may be terminated without penalty by vote of the Trustees or the interestholders of the Portfolio, in each case on 60 days' written notice to SCMI, or by SCMI on 60 days' written notice to the Trust. The agreements terminate automatically if assigned. Each agreement also provides that, with respect to the Portfolio, neither SCMI nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the performance of its or their duties to the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of SCMI's or their duties or by reason of reckless disregard of its or their obligations and duties under the agreement.

         The advisory fee rates are set forth in Part A.

ADMINISTRATIVE SERVICES

         On behalf of each Portfolio, the Trust has entered into an administration agreement with Schroder Advisors, 787 Seventh Avenue, New York, New York 10019, and a subadministration agreement Forum. Under these agreements, Schroder Advisors and Forum provide certain management and administrative services necessary for the Portfolios' operations, other than the investment management and administrative services provided to the Portfolios by SCMI pursuant SCMI's investment advisory agreements. These services include, among other things: (1) preparation of shareholder reports and communications; (2) regulatory compliance, such as reports to and filings with the SEC and state securities commissions; and (3) general supervision of the operation of the Portfolios, including coordination of the services performed by SCMI and the interestholder recordkeeper and portfolio accountant, custodian, independent accountants, legal counsel and others. Schroder Advisors is a wholly owned subsidiary of SCMI, and is a registered broker-dealer organized to act as administrator and distributor of mutual funds.

         The administration and subadministration agreements are terminable with respect to each Portfolio without penalty, at any time, by the Board on 60 days' written notice to Schroder Advisors or Forum, as applicable, or by Schroder Advisors or Forum on 60 days' written notice to the Trust.

         The fee rates are set forth in Part A.

INTERESTHOLDER RECORDKEEPING AND PORTFOLIO ACCOUNTING

         FAS, an affiliate of Forum, performs interestholder recordkeeping and portfolio accounting services for each Portfolio pursuant to an agreement with the Trust. The agreement is terminable with respect to each Portfolio without penalty, at any time, by the Board upon 60 days' written notice to FAS or by FAS upon 60 days' written notice to the Trust.

         Under its agreement, FAS prepares and maintains the interestholder and accounting books and records of each Portfolio that are required to be maintained under the 1940 Act, calculates the net asset value of each Portfolio, calculates the distributive share of the Portfolios' income, expense, gain and loss allocable to each interestholder and prepares periodic reports to interestholders and the SEC. For its services to each Portfolio, FAS is entitled to receive from the Trust a fee of $48,000 per year. FAS is entitled to an additional $24,000 per year with respect to global and international portfolios. In addition, FAS also is entitled to an additional $12,000 per year with respect to tax-free money market portfolios, portfolios with more than 25% of their total assets invested in asset-backed securities, portfolios that have more than 100 security positions, or portfolios that have a monthly portfolio turnover rate of 10% or greater.

         FAS is required to use its best judgment and efforts in rendering its services and is not liable to the Trust for any action or inaction in the absence of bad faith, willful misconduct or gross negligence. FAS is not responsible or liable for any failure or delay in performance of its obligations arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control. The Trust has agreed to indemnify and hold harmless FAS and its employees, agents, officers and directors against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and all other expenses arising out of or in any way related to FAS's actions taken or failures to act with respect to a Portfolio or based, if applicable, upon information, instructions or requests with respect to a Portfolio given or made to FAS by an officer of the Trust duly authorized. This indemnification does not apply to FAS's actions taken or failures to act in cases of FAS's own bad faith, willful misconduct or gross negligence.

CUSTODIAN

         The Chase Manhattan Bank, through its Global Securities Services division located in London, England, acts as custodian of the Portfolios' assets but plays no role in making decisions as to the purchase or sale of portfolio securities for the Portfolios. Under rules adopted under the 1940 Act, the Portfolios may maintain their foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Portfolio; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Portfolio assets.

INDEPENDENT AUDITORS

         Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, serves as independent auditors for each Portfolio.

YEAR 2000 DISCLOSURE

         The Portfolios receive services from SCMI, Schroder Advisors, Forum, FAS, The Chase Manhattan Bank and others which rely on the smooth functioning of their respective systems and the systems of others to perform those services. It is generally recognized that certain systems in use today may not perform their intended functions adequately after the Year 1999 because of the inability of the software to distinguish the year 2000 from the year 1900. Schroder Advisors is taking steps that it believes are reasonably designed to address this potential "Year 2000" problem and to obtain satisfactory assurances that comparable steps are being taken by each of the Portfolios other major service providers. There can be no assurance, however, that these steps will be sufficient to avoid any adverse impact on the Portfolios from this problem.

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

INVESTMENT DECISIONS

         Investment decisions for the Portfolios and for SCMI's other investment advisory clients are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved, and a particular security may be bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner that, in SCMI's opinion, is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

BROKERAGE AND RESEARCH SERVICES

         Transactions on U.S. stock exchanges and other agency transactions involve the payment of negotiated brokerage commissions. Such commissions vary among brokers. Also, a particular broker may charge different commissions according to the difficulty and size of the transaction; for example, transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the U.S. Since most brokerage transactions for a Portfolio are placed with foreign broker-dealers, certain portfolio transaction costs for a Portfolio may be higher than fees for similar transactions executed on U.S. securities exchanges. However, SCMI seeks to achieve the best net results in effecting its portfolio transactions. There is generally less governmental supervision and regulation of foreign stock exchanges and brokers than in the U.S. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

         Each Portfolio's advisory agreement authorizes and directs SCMI to place orders for the purchase and sale of the Portfolio's investments with brokers or dealers SCMI selects and to seek "best execution" of portfolio transactions. SCMI places all such orders for the purchase and sale of portfolio securities and buys and sells securities through a substantial number of brokers and dealers. In so doing, SCMI uses its best efforts to obtain the most favorable price and execution available. A Portfolio may, however, pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. In seeking the most favorable price and execution, SCMI considers all factors it deems relevant, including price, transaction size, the nature of the market for the security, the commission amount, the timing of the transaction (taking into account market prices and trends), the reputation, experience and financial stability of the broker-dealers involved, and the quality of service rendered by the broker-dealers in other transactions.

         Historically, investment advisers, including advisers of investment companies and other institutional investors, have received research services from broker-dealers that execute portfolio transactions for the advisers' clients. Consistent with this practice, SCMI may receive research services from broker-dealers with which it places portfolio transactions. These services, which in some cases may also be purchased for cash, include such items as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to SCMI in advising various of its clients (including other Portfolios), although not all of these services are necessarily useful and of value in managing a Portfolio. The investment advisory fee paid by a Portfolio is not reduced because SCMI and its affiliates receive such services.

         As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended, SCMI may cause a Portfolio to pay a broker-dealer that provides SCMI with "brokerage and research services" (as defined in that Section) an amount of disclosed commission for effecting a securities transaction in excess of the commission which another broker-dealer would have charged for effecting that transaction. In addition, although it does not do so currently SCMI may allocate brokerage transactions to broker-dealers who have entered into arrangements under which the broker-dealer allocates a portion of the commissions paid by a Portfolio toward payment of Portfolio expenses, such as custodian fees.

         Subject to the general policies of a Portfolio regarding allocation of portfolio brokerage as set forth above, the Board has authorized SCMI to employ:
(1) Schroder & Co. Inc., an affiliate of SCMI, to effect securities transactions of a Portfolio on the New York Stock Exchange only; and (2) Schroder Securities Limited and its affiliates (collectively, "Schroder Securities"), affiliates of SCMI, to effect securities transactions of a Portfolio on various foreign securities exchanges on which Schroder Securities has trading privileges, provided certain other conditions are satisfied as described below.

         Payment of brokerage commissions to Schroder & Co. Inc. or Schroder Securities for effecting brokerage transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on a securities exchange paid by a Portfolio to a broker that is an affiliated person of such investment company (or an affiliated person of another person so affiliated) not exceed the usual and customary broker's commissions for such transactions. It is the policy of each Portfolio that commissions paid to Schroder & Co. Inc. or Schroder Securities will, in SCMI's opinion, be: (1) at least as favorable as commissions contemporaneously charged by Schroder & Co. Inc. or Schroder Securities, as the case may be, on comparable transactions for their most favored unaffiliated customers; and (2) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board, including a majority of the non-interested Trustees, has adopted procedures pursuant to Rule 17e-1 under the 1940 Act to ensure that commissions paid to Schroder & Co. Inc. or Schroder Securities by a Portfolio satisfy these standards. Such procedures are reviewed periodically by the Board, including a majority of the non-interested Trustees. The Board also reviews all transactions at least quarterly for compliance with such procedures.

     It is further a policy of the Portfolios that all such transactions effected by Schroder & Co. Inc. on the New York Stock Exchange be in accordance with Rule 11a2-2(T) promulgated under the Securities Exchange Act of 1934, as amended, which requires in substance that a member of such exchange not associated with Schroder & Co. Inc. actually execute the transaction on the exchange floor or through the exchange facilities. Thus, while Schroder & Co. Inc. will bear responsibility for determining important elements of execution such as timing and order size, another firm will actually execute the transaction.

     Schroder & Co. Inc. pays a portion of the brokerage commissions it receives from a Portfolio to the brokers executing the transactions on the New York Stock Exchange. In accordance with Rule 11a2-2(T), the Trust has entered into an agreement with Schroder & Co. Inc. permitting it to retain a portion of the brokerage commissions paid to it by a Portfolio. The Board, including a majority of the non-interested Trustees, has approved this agreement.

     None of the Portfolios has any understanding or arrangement to direct any specific portion of its brokerage to Schroder & Co. Inc. or Schroder Securities, and none will direct brokerage to Schroder & Co. Inc. or Schroder Securities in recognition of research services.

         From time to time, a Portfolio may purchase securities of a broker or dealer through which it regularly engages in securities transactions.

                       CAPITAL STOCK AND OTHER SECURITIES

         Under the Trust's Trust Instrument, the Trustees are authorized to issue beneficial interests in one or more separate and distinct series. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in a Portfolio and other series of the Trust will all vote together in certain circumstances (e.g., election of the Trustees) as required by the 1940 Act. One or more portfolios of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when: (1) a majority of the Trustees determines to do so, or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust Instrument without the vote of investors.

         The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Board. A Portfolio may be terminated: (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act), or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of a Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

         The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which: (1) a court refuses to apply Delaware law;
(2) no contractual limitation of liability is in effect; and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, SCMI believes that the risk of personal liability to a Trust interestholder is remote.

         Under  federal  securities  law,  any  person  or entity  that  signs a registration statement may be liable for a misstatement or omission of a material fact in the registration statement. The Trust, the Trustees and certain officers are required to sign the registration statement and amendments thereto of certain registered investment companies that invest in a Portfolio. In addition, under federal securities law, the Trust may be liable for misstatements or omissions of a material fact in any proxy soliciting material of a publicly offered investment company investor in the Trust. Each such investor in a Portfolio has agreed to indemnify the Trust, the Trustees and officers ("Indemnitees") against certain claims.

         Indemnified claims are those brought against Indemnitees based on a misstatement or omission of a material fact in the investor's registration statement or proxy materials. No indemnification need be made, however, if such alleged misstatement or omission relates to information about the Trust and was supplied to the investor by the Trust. Similarly, the Trust will indemnify each investor in a Portfolio, for any claims brought against the investor with respect to the investor's registration statement or proxy materials, to the extent the claim is based on a misstatement or omission of a material fact relating to information about the Trust that is supplied to the investor by the Trust. In addition, certain registered investment company investors in the Portfolio will indemnify each Indemnitee against any claim based on a misstatement or omission of a material fact relating to information about a series of the registered investment company that did not invest in the Trust. The purpose of these cross-indemnity provisions is principally to limit the liability of the Trust to information that it knows or should know and can control.

                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES

PRIVATE SALE OF INTERESTS

         Interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. All investments in a Portfolio are made and withdrawn at the net asset value per Interest next determined after an order is received by the Portfolio. Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of shares of the Portfolio outstanding.

         Each investment in a Portfolio is in the form of a non-transferable beneficial interest.

DETERMINATION OF NET ASSET VALUE

         The Board has established procedures for the valuation of the Portfolios' securities: (1) equity securities listed or traded on the New York or American Stock Exchange or other domestic or foreign stock exchange are valued at their latest sale prices on such exchange that day prior to the time when assets are valued; in the absence of sales that day, such securities are valued at the last sale price on the preceding trading day or at closing mid-market prices (in cases where securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by the Fund's investment adviser); (2) unlisted equity securities for which over-the-counter market quotations are readily available are valued at the latest available mid-market prices prior to the time of valuation; (3) securities (including restricted securities) not having readily-available market quotations are valued at fair value under the Board's procedures; (4) debt securities having a maturity in excess of 60 days are valued at the mid-market prices determined by a portfolio pricing service or obtained from active market makers on the basis of reasonable inquiry; and (5) short-term debt securities (having a remaining maturity of 60 days or less) are valued at cost, adjusted for amortization of premiums and accretion of discount.

         When an option is written, an amount equal to the premium received is recorded in the books as an asset, and an equivalent deferred credit is recorded as a liability. The deferred credit is adjusted ("marked-to-market") to reflect the current market value of the option. Options are valued at their mid-market prices in the case of exchange-traded options or, in the case of options traded in the over-the-counter market, the average of the last bid price as obtained from two or more dealers unless there is only one dealer, in which case that dealer's price is used. Futures contracts and related options are stated at market value.

         Open futures positions on debt securities will be valued at the most recent settlement price, unless that price does not, in the judgment of the Board (or SCMI under the Board's procedures), reflect the fair value of the contract, in which case the positions will be valued under the Board's procedures.

REDEMPTIONS IN-KIND

         In the event that payment for redeemed interests is made wholly or partly in portfolio securities, interestholders may incur brokerage costs in converting the securities to cash. An in-kind distribution of portfolio securities is generally less liquid than cash. The interestholder may have difficulty finding a buyer for portfolio securities received in payment for redeemed shares. Portfolio securities may decline in value between the time of receipt by the interestholder and conversion to cash. A redemption in-kind of portfolio securities could result in a less diversified portfolio of investments for a Portfolio and could affect adversely the liquidity of its investment portfolio.

                                   TAX STATUS

PORTFOLIOS AS PARTNERSHIPS

         Each Portfolio is classified for federal income tax purposes as a partnership that is not a "publicly traded partnership". As a result, each Portfolio is not subject to federal income tax; instead, each investor in a Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolios' also are not subject to Delaware income or franchise tax.

         Each investor in a Portfolio is deemed to own a proportionate share of the Portfolio's assets and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, each Portfolio intends to conduct its operations so that its investors that invest substantially all of their assets in the Portfolio and intend to qualify as RICs should be able to satisfy all those requirements.

         Distributions to an investor from a Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that:
(1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution;
(2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables; and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by: (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

INVESTMENTS IN FOREIGN SECURITIES

         Dividends and interest received by a Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and U.S. possessions that would reduce the return on the security respect to which the dividend or interest is paid. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

         The Portfolios may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive; or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, RICs and certain other investors that hold stock of a PFIC (including indirect holding through an interest in a Portfolio) will be subject to federal income tax on a portion of any "excess distribution" received on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

         If a Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, the Portfolio would be required to include in income each year its pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) - which most likely would have to be distributed by the Portfolio's RIC investors to satisfy the distribution requirements applicable to them - even if those earnings and gain were not received by the portfolio. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

         A Portfolio's transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

OTHER PORTFOLIO INVESTMENTS

         If a Portfolio engages in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, it will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Portfolio, defer losses to the Portfolio, cause adjustments in the holding periods of the Portfolio's securities, or convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of interestholder income. Each Portfolio will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interests of the Portfolio.

         "Constructive sale" provisions apply to activities by a Portfolio which lock-in gain on an "appreciated financial position". Generally, a "position" is defined to include stock, a debt instrument, or partnership interest, or an interest in any of the foregoing, including through a short sale, a swap contract, or a future or forward contract. The entry into a short sale, a swap contract or a future or forward contract relating to an appreciated direct position in any stock or debt instrument, or the acquisition of stock or debt instrument at a time when a Portfolio occupies an offsetting (short) appreciated position in the stock or debt instrument, is treated as a "constructive sale" that gives rise to the immediate recognition of gain (but not loss). The application of these provisions may cause a Portfolio to recognize taxable income from these offsetting transactions in excess of the cash generated by such activities.

WITHHOLDING

         Ordinary income paid to interestholders who are nonresident aliens are subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident interestholders are urged to consult their own tax advisors concerning the applicability of the U.S. withholding tax.

         The Trust is required to report to the IRS all distributions and gross proceeds from the redemption of Interests (except in the case of certain exempt shareholders). All such distributions and proceeds generally will be subject to the withholding of federal income tax at a rate of 31% ("backup withholding") in the case of non-exempt shareholders if: (1) the shareholder fails to furnish the Trust with and to certify the interestholder's correct taxpayer identification number; (2) the IRS notifies the Trust that the interestholder has failed to report properly certain interest and dividend income to the IRS and to respond to notices to that effect; or (3) when required to do so, the interestholder fails to certify that it is not subject to backup withholding. If the withholding provisions are applicable, any such distributions or proceeds will be reduced by the amount required to be withheld. Any amounts withheld may be credited against the interestholder's federal income tax liability.

         In some circumstances, new federal tax regulations (effective for payments made on or after January 1, 1999 although transition rules will apply) will increase the certification and filing requirements imposed on foreign investors in order to qualify for exemption from the 31% back-up withholding tax and for reduced withholding tax rates under income tax treaties. Foreign investors in each Portfolio should consult their tax advisors with respect to the potential application of these new regulations.

GENERAL

     The income tax and estate tax consequences to a non-U.S. interestholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. interestholders may be required to provide appropriate documentation to establish their entitlement to the benefits of such a treaty. Non-U.S. interestholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Portfolio.

         The foregoing discussion relates only to federal income tax law as applicable to U.S. persons (i.e., U.S. citizens and residents and U.S. domestic corporations, partnerships, trusts and estates). Income from a Portfolio also may be subject to foreign, state and local taxes, and their treatment under foreign, state and local income tax laws may differ from the federal income tax treatment. Interestholders should consult their tax advisors with respect to particular questions of federal, foreign, state and local taxation.

                                 PLACEMENT AGENT

         Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent (underwriter). The placement agent receives no compensation for such placement agent services.

                        CALCULATIONS OF PERFORMANCE DATA

         Each Portfolio calculates its yields and returns in accordance with SEC prescribed formulas. The Portfolios may also calculate performance information using other methodologies.

                              FINANCIAL STATEMENTS

         The fiscal year end of each of the Portfolios is October 31.

         Financial statements for each Portfolio's semi-annual period and fiscal year will be distributed to interestholders. The Board in the future may change the fiscal year end of a Portfolio; the tax year end of a Portfolio may change due to the year ends of the interestholders under certain circumstances.

                                     PART C
                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements:  None

         (b)      Exhibits:

NOTE:    * INDICATES THAT THE EXHIBIT IS INCORPORATED HEREIN BY REFERENCE.

         (1)* Trust Instrument of Registrant (filed as Exhibit (1) to Registrant's Initial Registration Statement filed on November 1, 1995).

         (2)      Not applicable.

         (3)      Not applicable.

         (4)      Not applicable.

         (5)      (a)*     Investment  Advisory  Agreement  between   Registrant
                           and Schroder Capital  Management  International  Inc.
                           ("SCMI")  with  respect  to  Schroder   International
                           Smaller Companies Portfolio and Schroder Global Asset
                           Allocation   Portfolio  (filed  as  Exhibit  5(b)  to
                           Amendment   No.  4  via  EDGAR  on  March  13,  1997,
                           accession number 0000912057-97-008728).

                  (b)* Investment Advisory Agreement between Registrant and SCMI with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (filed as Exhibit 5(b) to Amendment No. 9 via EDGAR on February 12, 1998, accession number 0001004402-98-000117).

                  (c)* Investment Advisory Agreement between Registrant and SCMI with respect to Schroder Global Growth Portfolio (filed as Exhibit 5(d) to Amendment No. 9 via EDGAR on February 12, 1998, accession number 0001004402-98-000117).

                  (d) Investment Advisory Agreement between Registrant and Schroder Capital Management International Inc. ("SCMI") with respect to Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Asian Growth Fund Portfolio, and Schroder Japan Portfolio, filed herewith.


         (6)      Not required.

         (7)      Not applicable.

         (8)* Global Custody Agreement between Registrant and The Chase Manhattan Bank, N.A. with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Japan Portfolio, Schroder European Growth Portfolio, Schroder Asian Growth Fund Portfolio, Schroder United Kingdom Portfolio, and Schroder Global Growth Portfolio (filed as
                  Exhibit 8 to Amendment No. 9 via EDGAR on February 12, 1998, accession number 0001004402-98-000117).

         (9)      (a)      Administration   Agreement  between  Registrant   and
                           Schroder  Fund Advisors  Inc.  ("Schroder  Advisors")
                           with respect to International  Equity Fund,  Schroder
                           Emerging   Markets  Fund   Institutional   Portfolio,
                           Schroder U.S. Smaller Companies  Portfolio,  Schroder
                           International  Smaller Companies Portfolio,  Schroder
                           EM Core Portfolio,  Schroder Global Growth Portfolio,
                           Schroder  Asian Growth Fund  Portfolio,  and Schroder
                           Japan Portfolio, filed herewith.

                  (b) Subadministration Agreement between Registrant and Forum Administrative Services, LLC with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder Asian Growth Fund Portfolio, and Schroder Japan Portfolio, filed herewith.

                  (c)* Transfer Agency and Fund Accounting Agreement between Registrant and Forum Financial Corp. with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder EM Core
                           Portfolio, Schroder Japan Portfolio, Schroder European Growth Portfolio, Schroder Asian Growth Fund Portfolio, Schroder United Kingdom Portfolio,
                           and   Schroder  Global  Growth  Portfolio  (filed  as
                           Exhibit 9(c) to Amendment No. 9 via EDGAR on February 12, 1998, accession number 0001004402-98-000117).

                  (d)*     Placement  Agent  Agreement  between  Registrant  and
                           Forum Financial Services, Inc. with respect to International Equity Fund, Schroder Emerging
                           Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Japan Portfolio, Schroder European Growth Portfolio, Schroder Asian Growth Fund Portfolio, Schroder United Kingdom Portfolio, and Schroder Global Growth Portfolio (filed as
                           Exhibit 9(d) to Amendment No. 9 via EDGAR on February 12, 1998, accession number 0001004402-98-000117).

         (10)     Not required.

         (11)     Not required.

         (12)     Not applicable.

         (13)     Not applicable.

         (14)     Not applicable.

         (15)     Not applicable.

         (16)     Not applicable.

         (17)     Not applicable.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         None.

ITEM 26. NUMBER OF HOLDERS OF SECURITIES AS OF MARCH 1, 1998.

         Title of Class of Shares                                Number
         of Beneficial Interest                                of Holders
         ------------------------                              ----------
         Schroder Asian Growth Fund Portfolio                      None
         Schroder Japan Portfolio                                  None

ITEM 27.  INDEMNIFICATION.

         Registrant currently holds a joint directors' and officers'/errors and omissions insurance policy pursuant to Rule 17d-1(d)(7). Registrant is covered under a joint fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of Registrant to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. This description is modified in its entirety by the provisions of Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

         Article 5 of the Registrant's Trust Instrument has been amended as of November 30, 1995 to incorporate Section 5.6 as set forth below. This section provides that covered trustees and officers of the Trust shall be indemnified by purchasers of interests in series of the Trust in the circumstances and to the extent provided for in said Section 5.6:

         SECTION 5.6

         "(a) Each Holder of an Interest shall indemnify and hold harmless the Trust and each Covered Person against any losses, claims, damages or liabilities, joint or several, to which the Trust or such Covered Person may become subject, under the 1933 Act or otherwise, specifically including, but not limited to losses, claims, damages or liabilities related to negligence on the part of the Trust or any Covered Person, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Misstatement in a Holder Statement; and agrees to reimburse the Trust and each Covered Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that the Holder of an Interest shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any Misstatement made in such Holder Statement in reliance upon and in conformity with written information furnished to such Holder by the Trust or such Covered Person for use in the preparation thereof. The foregoing proviso shall not apply to exculpate a Holder under this Section 5.6(a) with respect to any losses, claims, damages or liabilities to which the Trust or any such Covered Person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Misstatement in any Holder Statement or portion thereof of such Holder, if such Misstatement only relates to: (1) any investment company or series thereof that does not and does not propose, as of the time the Misstatement is made, to invest all or a portion of its assets in a Series of the Trust or (2) to an offering of securities (as defined under the 1933 Act) of such Holder or its affiliates the proceeds from which are not and are not proposed, as of the time the Misstatement is made, to be invested in a Series of the Trust.

         "The indemnity provisions of this Section 5.6(a) shall inure to the benefit of each person, if any, who controls the Trust or any Covered Person within the meaning of the 1933 Act.

         "(b) The Trust shall indemnify and hold harmless each Holder against any losses, claims, damages or liabilities, joint or several, to which such Holder may become subject under the 1933 Act or otherwise, specifically including but not limited to losses, claims, damages or liabilities (or actions in respect thereof) which arise out of or are based upon any Misstatement in the Holder Statement of such Holder, in each case to the extent, but only to the extent, that such Misstatement was made in reliance upon and in conformity with written information furnished to such Holder by the Trust for inclusion therein, and will reimburse such Holder for any legal or other expenses reasonably incurred by such Holder in connection with investigating or defending any such loss, claim, damage, liability or action.

         "This indemnity provision in this Section 5.6(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of each Holder and each person, if any, who controls such Holder within the meaning of the 1933 Act.

         "(c) Promptly after receipt by an indemnified  party under this Section
         5.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 5.6(a) or 5.6(b), notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 5.6(a) or 5.6(b). In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified parties and the indemnifying party and the indemnified party shall have reasonably concluded that there are legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party and that as a result thereof, the indemnified party shall reasonably conclude that it is inadvisable for it to be represented by counsel for the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel (or the unreasonable withholding of such approval), the indemnifying party will not be liable to such indemnified party under Section 5.6(a) or 5.6(b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (1) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnifying party, representing all the indemnified parties under Section 5.6(a) or 5.6(b) hereof who are parties to such action); (2) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (3) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld or delayed.

         "(d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to Section 5.6(a) or 5.6(b) but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 5.6(a) or 5.6(b) provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that,

         (i) if such losses, claims, damages or liabilities arise out of or are based upon a Misstatement described in the final sentence of Section 5.6(a), the Holder shall contribute the entire amount of such claims, damages or liabilities; and

         (ii) in all other circumstances, (A) the Holder and (B) the Trust and the Covered Persons shall contribute to such claims, damages and liabilities based on their respective fault or negligence with respect to such Misstatement, as determined by arbitration according to the procedural and substantive rules of the American Arbitration Association; provided, however, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to a contribution from any person who is not guilty of such fraudulent misrepresentation.

         "(e)   For purposes of this Section 5.6, the following terms shall have the following meanings:

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Holder Statement" shall mean any registration statement or prospectus, as such terms are defined under the 1933 Act, or any other material or information, written or oral, distributed or communicated to shareholders or partners, or prospective shareholders or partners, of a Holder by or at the direction of such Holder, including, without limitation, proxies and proxy statements, as such terms are defined under the 1940 Act and the Exchange Act.

         "Misstatement" shall mean, with respect to any Holder Statement, any untrue statement or alleged untrue statement of any material fact, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "(f) The provisions of this Section 5.6 shall apply to each Holder effective on the date such Holder becomes a shareholder of the Trust and shall survive after such Holder no longer holds an interest in the Trust."

         Provisions of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreement contained in this Registration Statement as Exhibit 5 and incorporated herein by reference. Likewise, Schroder Fund Advisors Inc., Registrant has agreed to indemnify: (1) Schroder Fund Advisors, Inc. and Forum Financial Services, Inc. in the Administration and Subadministration Agreements, respectively; (2) Forum Financial Corp. in the Transfer Agency and Fund Accounting Agreement; and (3) Forum Financial Services, Inc. in the Placement Agent Agreement for certain liabilities and expenses arising out of their acts or omissions under the respective agreements.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

          The following are the directors and principal officers of SCMI, including their business connections of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd."), a United Kingdom affiliate of SCMI, provides investment management services to international clients located principally in the United Kingdom.

          David M. Salisbury. Chief Executive Officer, Director and Chairman; Joint Chief Executive and Director of Schroder.

          Richard R. Foulkes. Senior Vice President and Managing Director.

          John A. Troiano. Managing Director and Senior Vice President; Director of Schroder Ltd.

          David Gibson. Senior Vice President and Director; Director of Schroder Wertheim Investment Services Inc.

          John S. Ager. Senior Vice President and Director.

          Sharon L. Haugh. Senior Vice President and Director; Director and Chairman of Schroder Advisors.

          Gavin D.L. Ralston. Senior Vice President and Director.

          Mark J. Smith. Senior Vice President and Director.

          Robert G. Davy. Senior Vice President; Director of Schroder Ltd. and an officer of open end investment companies for which SCMI and/or its affiliates provide investment services.

          Jane P. Lucas. Senior Vice President and Director; Director of Schroder Advisors Inc.; Director of Schroder Wertheim Investment Services, Inc.

          C.  John  Govett.   Director;  Group  Managing  Director  of  Schroder
          Investment Management Ltd. And Director of Schroders plc.

          Phillipa J. Gould. Senior Vice President and Director.

          Louise Croset. First Vice President and Director.

          Abdallah Nauphal. Group Vice President and Director.

ITEM 29.  PRINCIPAL UNDERWRITERS.

         (a) Forum Financial Services, Inc. is the Registrant's placement agent. Registrant has no underwriters.

         (b)      Inapplicable.

         (c)      Inapplicable.


ITEM 30.  LOCATION OF BOOKS AND RECORDS.

         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Administrative Services, LLC and its affiliates, Two Portland Square, Portland, Maine 04101. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of Registrant's custodian, which is named under "Custodian" in Part B to this Registration Statement.

The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment adviser, which is named in
Item 28 hereof.

ITEM 31.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 32.  UNDERTAKINGS.

         None.

                                   SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York on the 16th day of March, 1998.



                                              SCHRODER CAPITAL FUNDS


                                              By:/s/ Catherine A. Mazza
                                                -----------------------------
                                                 Catherine A. Mazza
                                                 Vice President

INDEX TO EXHIBITS

EXHIBIT

5(d) Investment Advisory Agreement between Registrant SCMI with respect to Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Asian Growth Fund Portfolio, and Schroder Japan Portfolio.

(9)(a) Administration Agreement between Registrant and Schroder Fund Advisors Inc. ("Schroder Advisors") with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder International Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Global Growth Portfolio, Schroder Asian Growth Fund Portfolio, and Schroder Japan Portfolio.

(9)(b) Subadministration Agreement between Registrant and Forum Administrative Services, LLC with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder Asian Growth Fund Portfolio, and Schroder Japan Portfolio.